SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

VALASSIS COMMUNICATIONS, INC.

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

VALASSIS COMMUNICATIONS, INC.

19975 VICTOR PARKWAY

LIVONIA, MI 48152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

TO BE HELD APRIL 24, 2008

It is my pleasure to invite you to this year’s annual meeting of stockholders of Valassis Communications, Inc., which will be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on the 24th day of April, 2008, at 9:00 a.m. (Eastern Daylight Time). The purpose of the annual meeting is to:

(1)	elect nine directors to our Board of Directors to hold office until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;

(2)	approve the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan;

(3)	approve the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan;

(4)	ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008; and

(5)	consider any other appropriate matters as may properly come before the annual meeting or any adjournment or adjournments thereof.

Our Board of Directors has fixed the close of business on February 29, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the annual meeting. Each share of our common stock is entitled to one vote on all matters presented at the annual meeting.

ALL HOLDERS OF OUR COMMON STOCK (WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD ENCLOSED WITH THIS NOTICE OR VOTE BY TELEPHONE OR ON THE INTERNET ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 24, 2008: THE PROXY STATEMENT AND OUR 2007 ANNUAL REPORT ARE AVAILABLE AT WWW.VALASSIS.COM.

By Order of the Board of Directors,

TODD WISELEY
Secretary

March 20, 2008

i

ii

Table of Contents (cont.)

iii

VALASSIS COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 24, 2008

INTRODUCTION

This proxy statement is being furnished to stockholders of record of Valassis Communications, Inc. (“Valassis,” the “Company,” “we,” “us” or “our”) as of February 29, 2008 in connection with the solicitation by our Board of Directors of proxies for the 2008 annual meeting of stockholders to be held at Valassis Corporate Headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on April 24, 2008 at 9:00 a.m. (Eastern Daylight Time), or at any and all adjournments thereof, for the purposes stated in the notice of annual meeting. The approximate date of mailing of this proxy statement and the enclosed form of proxy is March 20, 2008.

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of annual meeting on the cover page of this proxy statement, including the election of directors, the approval of the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan, the approval of the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan and the ratification of our independent auditors.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on February 29, 2008 are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponements or adjournments of the meeting. The Company will post all of the voting results on its Web site at www.valassis.com within 14 calendar days following the annual meeting.

What are the voting rights of the holders of our common stock?

Each share of our common stock, par value $.01 per share, outstanding on February 29, 2008 will be entitled to one vote on each matter considered at the annual meeting.

Who can attend the annual meeting?

All stockholders of our common stock as of February 29, 2008, or their duly appointed proxies, may attend the annual meeting, and each may be accompanied by one guest. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of February 29, 2008 and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock, issued and outstanding as of February 29, 2008, will constitute a quorum. As of February 29, 2008, we had 48,041,472 shares of our common stock outstanding. Therefore, the presence of the holders of our common stock representing at least 24,020,737 votes will be required to establish a quorum.

Proxies received but indicating abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the annual meeting.

How do I vote?

By Mail

Be sure to complete, sign and date the proxy card and return it to us in the prepaid envelope. If you are a stockholder and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

By Telephone or on the Internet

Our telephone and Internet voting procedures for stockholders are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded.

You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call.

The Web site for Internet voting is www.cesvote.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day, 7 days a week. If you vote by telephone or on the Internet, you do not have to return your proxy card.

In Person at the Annual Meeting

All stockholders may vote in person at the annual meeting. You may also be represented by another person at the annual meeting by executing a proper proxy designating that person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Our Board of Directors has appointed National City Bank, our transfer agent and registrar, to serve as our Inspector of Election and tabulate and certify the votes at the annual meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date or by voting another proxy by telephone or on the Internet at a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your proxy card, or by telephone or on the Internet, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendation is set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	for election of the nominated slate of directors (see Item 1);

•	for approval of the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan (see Item 2);

•	for approval of the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan (see Item 3); and

•	for ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year ending December 31, 2008 (see Item 4).

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. For the 2008 annual meeting of stockholders, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. A properly executed proxy indicating “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

We have recently amended our by-laws and Corporate Governance Guidelines to provide that, effective after the 2008 annual meeting of stockholders, in an uncontested election, each director must be elected by the majority of votes cast with respect to such director (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee does not receive a majority of votes cast, such nominee will submit a contingent, irrevocable resignation, which our Board of Directors may or may not accept.

Other items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy indicating “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Therefore, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. These “broker non-votes” will not be counted as part of the total number of votes cast on such proposals. Therefore, a “broker non-vote” will have no effect in determining whether any given proposal has been approved by the stockholders. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors presently is comprised of nine directors. All nine directors elected at the 2008 annual meeting will serve until our next annual meeting or until their respective successors are duly elected and qualified.

ELECTION OF DIRECTORS (PROPOSAL 1)

Set forth below is certain information with respect to each of our nominees for the office of director and each of our other executive officers.

Shares represented by proxies returned duly executed will be voted, unless otherwise specified, in favor of the following nine nominees: Joseph B. Anderson, Jr., Patrick F. Brennan, Kenneth V. Darish, Dr. Walter H. Ku, Robert L. Recchia, Marcella A. Sampson, Alan F. Schultz, Wallace S. Snyder and Ambassador Faith Whittlesey. All of the nominees are currently serving as directors. Since last year’s annual meeting, our Board of Directors elected Wallace S. Snyder as a director to fill a vacancy on the board caused by the retirement of Barry P. Hoffman, our former Executive Vice President, General Counsel and Secretary, effective January 1, 2008. Each nominee for director has consented to serve on our Board of Directors and will be elected by a plurality of the votes cast at the annual meeting. If any (or all) such persons should be unavailable or unable to serve, the persons named in the enclosed proxy will vote the shares covered thereby for any substitute nominee (or nominees) as our Board of Directors may select. Stockholders may withhold authority to vote for any nominee by indicating “WITHHOLD AUTHORITY” on the proxy and by entering the name of such nominee in the space provided for such purpose on the proxy or specifying the name of such nominee by telephone.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Directors

Joseph B. Anderson, Jr., 65, has served as our director since July 2006. Mr. Anderson serves as the Chairman and Chief Executive Officer of TAG Holdings, LLC, the parent company of a diverse range of businesses in the United States, Korea and China, including the manufacture of automotive parts, plumbing products and assembly and supply chain management services. Prior to joining TAG Holdings, Mr. Anderson was the Chairman and Chief Executive Officer of Chivas Industries, LLC, a manufacturer of products for the automotive industry, from 1994 until 2002. Mr. Anderson began his business career with General Motors in 1979 and in 1990 was appointed as General Director of a GM business. Mr. Anderson currently also serves on the boards of Rite Aid Corporation, Quaker Chemical Corporation, ArvinMeritor, Inc. and Sierra Pacific Resources. Mr. Anderson’s professional and civic affiliations include director of the Original Equipment Suppliers Association, director of the Society of Automotive Engineers Foundation and executive committee member of the National Association of Black Automotive Suppliers.

Patrick F. Brennan, 76, has served as our director since August 1998. After serving for 33 years in the paper industry, he retired in December 1996 as the President and Chief Executive Officer of Consolidated Papers, Inc. (“CPI”), where under his leadership CPI was one of the nation’s leading paper companies. Until November 2001, Mr. Brennan served as a member of the Board of Directors of Northland Cranberries, Inc., a juice manufacturing company.

Kenneth V. Darish, 49, has served as our director since June 2001. Since September 2001, he has been the Director of Business Operations of BBDO Detroit, a subsidiary of Omnicom, providing operational consulting services to the Creative Director. Since February 2005, he has also served as the Chief Financial Officer of BBDO Windsor, Ontario. From September 1984 until July 2001, Mr. Darish served as the Chief Financial Officer and Senior Vice President of FCB Advertising-Detroit, a subsidiary of Interpublic Group of Companies. Mr. Darish is a certified public accountant.

Dr. Walter H. Ku, Ph.D., 72, has served as our director since February 2003. Dr. Ku is an internationally known scientist in the field of electronic systems and systems controls. He is professor of electrical and computer engineering at the University of California, San Diego, and is the founding director of the National Science Foundation Industry/University Cooperative Research Center on Ultra High-Speed Integrated Circuits and Systems. His extensive consulting activities and internationally recognized expertise have assisted businesses with developing high-level international relationships and opportunities. He was a full professor at Cornell University and the first occupant of the Naval Electronic Systems Command Research Chair Professorship at the Naval Post-Graduate School. Dr. Ku also consults and teaches in China and Taiwan.

Robert L. Recchia, 51, has been our Executive Vice President, Chief Financial Officer, Treasurer and our director since October 1991. During his tenure, Mr. Recchia has managed various functions at the Company, including operations, purchasing and information technology. His current responsibilities include the financial, accounting and purchasing areas of the Company. Mr. Recchia has been with us since 1982. Mr. Recchia is a certified public accountant with audit experience with Deloitte & Touche LLP.

Marcella A. Sampson, 77, has served as our director since August 1998. She retired in 1999 from Central State University in Wilberforce, Ohio. During her 35 years of service to Central State, she served as Dean of Students and directed the Central State University Career Services Center since 1975. She has received awards and honors for her work in the field of education and is a recognized expert in college student placement, particularly experiential opportunities.

Alan F. Schultz, 49, has served as our director since December 1995. He is Chairman of our Board of Directors, President and Chief Executive Officer. Mr. Schultz was elected Chief Executive Officer and President in June 1998 and appointed Chairman of the Board of Directors in December 1998. He served as our Executive Vice President and Chief Operating Officer from 1996 through 1998 and served as our Executive Vice President of Sales and Marketing from 1992 through 1996. Mr. Schultz has held positions as our Director of Insert Operations and Vice President of the Central Sales Division beginning in 1984. Mr. Schultz is a certified public accountant with audit experience with Deloitte & Touche LLP and currently serves on the Board of Directors for both the Advertising Council, Inc. (“Ad Council”) and R.H. Donnelley Corporation. Mr. Schultz also currently serves on the Board of Directors for the American Advertising Federation as Treasurer.

Wallace S. Snyder, 65, has served as our director since January 2008. Mr. Snyder currently serves as the President and Chief Executive Officer of the American Advertising Federation (the “AAF”). Mr. Snyder joined the AAF in October 1985 as Senior Vice President, Government Relations, was promoted to Executive Vice President, Government Relations in June 1990 and became President and Chief Executive Officer on January 1, 1992. Representing nearly 50,000 members – including 130 corporate members, 210 local ad federations and 210 college chapters – Mr. Snyder often testifies before federal and state lawmakers on issues of importance to the advertising industry. Mr. Snyder also serves the industry as a board member of several national organizations, including the Ad Council, the Advertising Educational Foundation and the National Advertising Review Council, which oversees advertising self-regulation. Prior to joining the AAF, Mr. Snyder was associate director for advertising practices at the Federal Trade Commission’s (“FTC”) Bureau of Consumer Protection, where he served as principal adviser to the FTC on advertising issues. Mr. Snyder also served as the FTC’s liaison officer to the Food and Drug Administration and worked on a number of congressional proceedings involving the FTC. Mr. Snyder is a graduate of the University of Iowa, and received his Juris Doctor degree from the University of Iowa College of Law. He is a member of the bar of the District of Columbia.

Ambassador Faith Whittlesey, 69, has served as our director since January 1992. Ambassador Whittlesey has had a long career in law, diplomacy and government at local, state, and national levels. She currently serves as Chairman Emeritus of the American Swiss Foundation, headquartered in New York, and previously served 19 years as Chairman of the Board of the American Swiss Foundation. She has also served as President of Maybrook Associates since 1998. She served two tours of duty as U.S. Ambassador to Switzerland from 1981 to 1983 and from 1985 to 1988. From 1983 to 1985, Ambassador Whittlesey was a member of the senior White House staff. Ambassador Whittlesey is also a member of the Board of the Institute of World Politics in Washington, DC, a graduate school of statecraft and national security affairs, where she served as Chairman for six years. Ambassador Whittlesey served as a member of the Board of Directors and the Compensation Committee of the Sunbeam Corporation from November 1996 until December 2002.

Additional Executive Officers

In addition to our executive officers who are listed as being directors, we (including our subsidiaries) have the following executive officers:

Richard Herpich, 55, has served as Executive Vice President, Sales and Marketing since August 2007 and prior to that served as Executive Vice President of U.S. Sales from December 2003 to August 2007. From June 1998 through November 2003, he served as our Executive Vice President of Manufacturer Services. He served as National Sales Manager from January 1996 through June 1998, Vice President, Midwest Sales Division from June 1994 through December 1995 and Account Manager from 1978 through June 1994.

William F. Hogg, Jr., 61, has served as our Executive Vice President of Manufacturing and Client Services since October 2001 and has been with us for over 25 years. Mr. Hogg led the integration process in connection with the acquisition of ADVO, Inc. (“ADVO”), our wholly-owned subsidiary. He served as Vice President of our Durham Printing Division from June 1983 to September 2001.

Brian Husselbee, 56, has been the President and Chief Executive Officer of NCH Marketing Services, Inc. (“NCH”) since July 1997, and was General Manager of NCH from January 1997 to July 1997. We acquired NCH in February 2003. Mr. Husselbee served as a director of Valassis from August 1998 until February 2003, the time that the NCH acquisition was consummated.

Other Officers

Suzanne C. Brown, 48, has served as Chief Marketing Officer since 2007. Ms. Brown has more than 20 years of industry and leadership experience, and in her current role, she was responsible for the sales and marketing integration of Valassis and ADVO. Prior to assuming the Chief Marketing Officer role at Valassis, Ms. Brown has held a wide variety of senior leadership roles within Valassis, including Senior Vice President of Sales Development, President and CEO of Save.com, Vice President of Internet/E-commerce Services Division, and Sales Vice President. Her career with Valassis began in sales, and she is a member of the Valassis Sales Hall of Fame and a recipient of the Company’s prestigious James F. Rourke Award for outstanding performance and collaboration .. Prior to joining Valassis in 1984, Ms. Brown worked for Procter & Gamble.

John Lieblang, 50, has served as Chief Information Officer since 2005. His responsibilities include Business Process Improvement and Information Technology Management across the company. Since joining Valassis, Mr. Lieblang has led numerous system development and enhancement efforts and the integration of Information Technology for the Valassis and ADVO merger. Mr. Lieblang served as Senior Vice President and Global Account Director of LogicaCMG from 2002 to 2005. Mr. Lieblang brought over 25 years of Information Technology experience to Valassis, including serving as a partner at Ernst & Young.

Robert A. Mason, 50, has served as Chief Sales Officer since October 2007. As Chief Sales Officer, Mr. Mason has led the implementation of our new sales structure and strategies. He served as President of ADVO since the consummation of the ADVO acquisition on March 2, 2007 until October 2007. Previously, he served as our Vice President, Retail and Services Sales from 2005 until 2007 and as our Vice President, Targeted, Print and Media Solutions from 2002 until 2005. Prior to these roles, Mr. Mason was a successful Account Executive and Director of Sales for us, and has been recognized as Sales Person of the Year and Team Player of the Year. Before joining us in 1995, he held a variety of positions within the newspaper and printing industries.

Todd L. Wiseley, 38, has served as our Vice President, Administration and Secretary since January 1, 2008. Previously, Mr. Wiseley served as Director, Law and Administration from September 2005 until January 2008 and as Director of Integration from July 2003 until September 2005. Mr. Wiseley served as the Director of Finance and Administration at Valassis Relationship Marketing Systems, LLC, one of our wholly-owned subsidiaries, from January 2001 until July 2003.

OUR CORPORATE GOVERNANCE PRINCIPLES

Our Board of Directors has general oversight responsibilities for our business, property and affairs pursuant to the General Corporation Law of the State of Delaware and our by-laws. In exercising its fiduciary duties, our Board of Directors represents and acts on behalf of our stockholders. Although the Board of Directors does not have responsibility for the day-to-day management of our Company, members of the Board of Directors stay informed about our business through discussions with Alan F. Schultz, our President and Chief Executive Officer, and with key members of our management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees. Our Board of Directors provides guidance to management through periodic meetings, site visits and other interactions. Additional details concerning the role and structure of our Board of Directors are in our Corporate Governance Guidelines, which can be found in the “Investors/Corporate Governance” section of our Web site at www.valassis.com.

Policies and Procedures

We have a Code of Business Conduct and Ethics for our directors, officers and employees as well as Corporate Governance Guidelines to ensure that our business is conducted in a consistently legal and ethical manner. In addition, our Board of Directors adopted a Policy on Related Person Transactions, which sets forth policies and procedures governing the review, and when required pursuant to the policy, the approval or ratification of related person transactions by the disinterested directors of our Corporate Governance/Nominating Committee. The policy defines a “related person transaction” as (i) a transaction between us and any of our executive officers or directors, (ii) a transaction between us and any security holder who we know owns of record or beneficially more than five percent of any class of our voting securities (each a “5% holder”), (iii) a transaction between us and any “immediate family member” (as such term is defined in Regulation S-K, Item 404, as then in effect) of an executive officer, director or 5% holder of ours, or (iv) any other transaction involving us that would be required to be disclosed pursuant to Regulation S-K, Item 404, as then in effect. Furthermore, under the policy, a “related person transaction” with us is defined as including transactions with any of our subsidiaries or affiliates. We have spent a considerable amount of time and effort reviewing and improving our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we periodically adopt certain changes that our Board of Directors believes are the best corporate governance policies and practices for us. We also adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the SEC and the New York Stock Exchange. We believe that our current policies and procedures form the foundation for an open relationship among colleagues that contributes to good business conduct as well as the high integrity level of our employees.

Determination of Director Independence

Under the rules of the New York Stock Exchange, our Board of Directors is required to affirmatively determine the independence of each director based on the absence of any material relationship between us and the director. These determinations are required to be disclosed in this proxy statement. Our Board of Directors has established guidelines to assist it in making these determinations. These guidelines, which are attached to this proxy statement as Exhibit A, include all elements of the Corporate Governance Rules of the New York Stock Exchange on this subject. For relationships between us and a director not covered by the guidelines, the determination of independence is made by the other members of our Board of Directors who are independent. Members of the Audit, Compensation/Stock Option and Corporate Governance/Nominating Committees must meet all applicable independence tests of the New York Stock Exchange, SEC and the Internal Revenue Service. During our fiscal year ended December 31, 2007, Messrs. Anderson, Brennan, Darish and Dr. Ku, Ms. Sampson and Ambassador Whittlesey served as our independent directors. Based on these guidelines, our Board of Directors, at its meeting on February 11, 2008, determined that Messrs. Anderson, Brennan, Darish and Snyder and Dr. Ku, Ms. Sampson and Ambassador Whittlesey are independent of the company and its management.

Presiding Director

In September 2002, our Board of Directors determined that the directors who are deemed independent based on the New York Stock Exchange rules will meet in executive session at each Board of Directors meeting and that one of such independent directors will preside. The independent directors are also our non-management directors and, as such, these non-management directors meet in regularly scheduled executive sessions without management present. Mr. Darish serves as the presiding director at all such executive sessions.

Attendance

During the fiscal year ended December 31, 2007, our Board of Directors held nine meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the meetings held by our Board of Directors during the period in which that director served, including the meetings held by the committees on which that director served as a member. Pursuant to our Corporate Governance Guidelines, the directors must attend our annual meeting of stockholders absent exceptional circumstances. All of the directors nominated at the 2007 annual meeting of stockholders attended such annual meeting.

COMMITTEES OF THE BOARD

The standing committees of our Board of Directors include our Executive Committee, our Audit Committee, our Compensation/Stock Option Committee and our Corporate Governance/Nominating Committee.

Our Executive Committee, whose members are Alan F. Schultz, Robert L. Recchia and Ambassador Faith Whittlesey, is generally authorized to exercise the management powers of our Board of Directors; provided, however, that our Executive Committee does not have the authority to declare cash dividends, amend our certificate of incorporation, adopt an agreement of merger or consolidation, recommend the disposition of all or substantially all of our assets or recommend our dissolution. Our Executive Committee did not meet during the fiscal year ended December 31, 2007.

Our Audit Committee’s members are Patrick F. Brennan, Kenneth V. Darish and Wallace S. Snyder. Our Audit Committee recommends the selection of our independent auditors, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results of each audit with the independent auditors. Our Audit Committee also reviews compliance with our existing major accounting and financial policies, reviews the adequacy of our financial organization and reviews management’s procedures and policies relevant to the adequacy of our internal accounting controls and compliance with federal and state laws relating to accounting practices. We have appointed an internal auditor that reports directly to our Audit Committee. Our Audit Committee held four meetings during the fiscal year ended December 31, 2007. Our Board of Directors has determined that Kenneth V. Darish meets the New York Stock Exchange standard of having accounting or related financial management expertise and the SEC’s definition of an “audit committee financial expert.” Each of the other members of our Audit Committee has financial management experience or is financially literate. Our Board of Directors has determined that each committee member meets the additional independence requirements for members of an audit committee in the New York Stock Exchange Corporate Governance Rules. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Compensation/Stock Option Committee’s members are Ambassador Faith Whittlesey, Dr. Walter H. Ku and Marcella A. Sampson. Our Compensation/Stock Option Committee administers our 2002 Long-Term Incentive Plan, as amended, our Broad-Based Incentive Plan, as amended, our Amended and Restated Senior Executives Annual Bonus Plan, our 2005 Executive Restricted Stock Plan, our 2005 Employee and Director Restricted Stock Award Plan, our Employee Stock Purchase Plan, our Supplemental Benefit Plan, as amended, and the ADVO, Inc. 2006 Incentive Compensation Plan, as amended, and, if approved, will administer our 2008 Senior Executives Semi-Annual Bonus Plan and 2008 Omnibus Incentive Compensation Plan. Our Compensation/Stock Option Committee also reviews and approves the annual salary, bonus and other benefits, direct or indirect, of our executive officers, excluding Mr. Schultz, whose salary, bonus and other benefits are reviewed and approved by our Board of Directors. The Committee’s primary procedures for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section under “Compensation-Setting Process.” Our Compensation/Stock Option Committee has engaged Tower Perrins Human Resources Services, a human resources consulting firm, to assist it in reviewing our executive compensation programs and assist in negotiating the terms of our executive officers’ contracts when they come up for renewal. We believe that the use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives and industry standards. Our Compensation/Stock Option Committee is comprised entirely of non-employee directors as such term is defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision, and “outside directors,” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986 or any successor provision. During the fiscal year ended December 31, 2007, our Compensation/Stock Option Committee met eight times. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Corporate Governance/Nominating Committee’s members are Joseph B. Anderson, Jr., Dr. Walter H. Ku and Marcella A. Sampson. Our Corporate Governance/Nominating Committee (i) assists our Board of Directors by identifying individuals qualified to become Board members and recommends to our Board of Directors the director nominees for the next annual meeting of stockholders, (ii) recommends to our Board of Directors the corporate governance guidelines applicable to us and (iii) takes a leadership role in shaping our corporate governance. Our Corporate Governance/Nominating Committee held three meetings during the fiscal year ended December 31, 2007. Our Board of Directors has adopted a written charter for this committee setting out the functions that this committee is to perform, which can be found on our Web site at www.valassis.com.

Our Corporate Governance/Nominating Committee evaluates the current members of our Board of Directors at the time they are considered for nomination. Our Corporate Governance/Nominating Committee also considers whether any new members should be added to our Board of Directors. In the past, candidates for independent director have been found through recommendations from members of our Board of Directors and other employees at our Company, including the appointment of Wallace S. Snyder in January 2008. The Corporate Governance/Nominating Committee may also seek help from an executive search firm to assist in the selection process.

Our Corporate Governance/Nominating Committee has not established any specific minimum qualifications for a director but has adopted a set of criteria, which is attached to this proxy statement as Exhibit B, describing the qualities and characteristics that are sought for our Board of Directors as a whole. Our Corporate Governance/Nominating Committee does not give these criteria any particular weight and they are not equally applicable to all nominees. Our Corporate Governance/Nominating Committee may also from time to time identify particular characteristics to look for in a candidate in order to balance the skills and characteristics of our

Board of Directors. Our Corporate Governance/Nominating Committee may modify these criteria from time to time and adopt special criteria to attract exceptional candidates to meet our specific needs.

Our Corporate Governance/Nominating Committee will consider recommendations from stockholders of potential candidates for nomination as director. Recommendations should be made in writing, including the candidate’s written consent to be nominated and to serve, and sufficient background information on the candidates to enable our Corporate Governance/Nominating Committee to properly assess the candidate’s qualifications. Recommendations should be addressed to our Corporate Secretary at our principal office and must be received no later than October 1, 2008 in order to be considered for the next annual meeting. The process for evaluating potential candidates recommended by stockholders and derived from other sources is substantially the same.

COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2007, Ambassador Faith Whittlesey, Patrick F. Brennan and Marcella A. Sampson served on our Compensation/Stock Option Committee. None of our Compensation/Stock Option Committee members (i) have ever been an officer or employee of our Company, (ii) is or was a participant in a “related person” transaction in fiscal year 2007 (see the section entitled “Certain Relationships and Related Transactions” for a description of our Policy on Related Person Transactions) and (iii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.

INDEPENDENT DIRECTOR COMPENSATION

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Patrick F. Brennan	$60,896	$21,536	$76,388	$158,820
Kenneth V. Darish	58,954	21,536	76,388	156,878
Dr. Walter H. Ku, PhD	53,886	21,536	76,388	151,810
Marcella A. Sampson	58,312	21,536	76,388	156,236
Ambassador Faith Whittlesey	60,896	21,536	76,388	158,820
Joseph B. Anderson, Jr.	57,012	21,536	76,388	154,936

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock granted in 2007 as well as in prior fiscal years, determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The stock awards reflected in this column (in the form of dollar amounts) were granted on one or more of the following dates: January 10, 2007, April 10, 2007, July 10, 2007 and October 10, 2007 and had grant date fair values determined in accordance with SFAS 123R of $13.48, $17.69, $17.21 and $10.09, respectively. For additional information, refer to Note 9 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the directors. The following directors held outstanding shares of restricted stock as of December 31, 2007: Mr. Anderson (1,484), Mr. Brennan (1,484), Mr. Darish (1,484), Dr. Ku (1,484), Ms. Sampson (1,484) and Ambassador Whittlesey (1,484).

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted in 2007 as well as in prior fiscal years, determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The stock options reflected in this column (in the form of dollar amounts) were granted on one or more of the following dates: April 1, 2006, October 1, 2006, April 1, 2007 and October 1, 2007 and had grant date fair values estimated using the Black-Scholes option-pricing method determined in accordance with SFAS 123R of $11.32, $6.80, $8.68 and $3.35, respectively. For additional information on the valuation assumptions with respect to the 2007 grants, refer to Note 9 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be realized by the directors. The following directors held outstanding options as of December 31, 2007: Mr. Anderson (15,000), Mr. Brennan (48,000), Mr. Darish (49,000), Dr. Ku (40,000), Ms. Sampson (54,000) and Ambassador Whittlesey (73,000).

On June 22, 2007, our Board of Directors, upon recommendation by our Compensation/Stock Option Committee, approved the following compensation program, which remains in effect, to compensate non-employee directors for service on the Board and its committees. The compensation program became effective July 1, 2007 and replaced the compensation program previously in effect. The program entitles our independent directors, or non-employee directors, to receive the following fees in connection with their participation on our Board of Directors and related Board committees: (i) an annual independent director cash retainer fee of $42,500; (ii) an annual award of 1,400 shares of restricted stock pursuant to our 2005 Employee and Director Restricted Stock Award Plan that becomes fully vested one year from the date of grant; (iii) $2,500 per Board meeting attended in person and $1,300 per Board meeting attended by telephone; and (iv) $1,300 per Board committee meeting attended in person and $650 per Board committee meeting attended by telephone. The committee attendance fees are payable only if the committee meeting is not scheduled in conjunction with (just before or after) a Board of Directors meeting and telephonic meeting fees are paid on a pro-rated basis if an independent director does not participate via telephone for the entire meeting.

In addition, our independent directors are eligible to receive non-qualified options to purchase an aggregate of 10,000 shares of our common stock annually pursuant to our 2002 Long-Term Incentive Plan (or such other plan applicable to our independent directors in effect from time to time). These options are granted in two semi-annual installments consisting of 5,000 stock options on April 1 and October 1 of each year, subject to the director being in service on such date, and have a strike price equal to the fair market value (as defined in our applicable stock option plan) of our common stock on the date of grant. They become fully vested one year from the date of grant, and contain the terms and conditions as set forth in our form non-qualified stock option agreement for independent directors.

Upon a change of control (as defined in our applicable stock option plan) all outstanding and unvested options become fully vested and exercisable. In addition, if any payment provided to our independent directors on account of such acceleration of exercisability of such options upon a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, our independent directors will be entitled to a gross-up payment to negate the effect of any such tax.

Directors who are also our employees or employees of any of our affiliates do not receive any compensation for their services as a director. Accordingly, Messrs. Recchia and Schultz are not compensated as such for their services as directors.

On February 11, 2008, our Corporate Governance Committee amended our Corporate Governance Guidelines to provide that all of our independent directors are required to hold at least 2,800 shares of our common stock within two years of joining our Board of Directors.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

Our compensation philosophy is to develop and implement policies that will encourage and reward outstanding financial performance, seek to increase our profitability, and thereby increase stockholder value. Accordingly, a high proportion of the compensation of our executives is tied in some manner to both short-term and long-term corporate performance. Maintaining competitive compensation levels in order to attract, retain and reward executives who bring valuable experience and skills to us is also an important consideration. Our executive compensation programs are designed to attract, hire and retain talented individuals and motivate them to achieve our business objectives and performance targets, including increasing long-term stockholder value. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.

COMPENSATION-SETTING PROCESS

Our management is involved in the compensation-setting process, most significantly in:

•	evaluating executive performance;

•	establishing business performance targets and objectives; and

•	recommending salary levels and equity awards.

Working with management, our Compensation/Stock Option Committee of our Board of Directors then develops and implements the compensation plans for our senior management. It conducts an annual review of our goals and objectives as related to the form and amount of executive compensation.

Each of our executive officers named in the Summary Compensation Table for Fiscal Year 2007 (whom we refer to as our named executive officers) is currently, or in the case of Mr. Hoffman was, employed pursuant to a multi-year employment agreement. These multi-year employment agreements retain the services of the executives for an extended period and bind former executives to non-competition and non-solicitation obligations. We place great value on the long-term commitment that our named executive officers have made to us. Each of our named executive officers has been (or in the case of Mr. Hoffman, was) employed by us for over 20 years. The employment agreements with such named executive officers were first entered into immediately prior to our initial public offering consummated in 1992. As further discussed below, our Compensation/Stock Option Committee periodically reviews the terms of these agreements.

Pursuant to these agreements, our Chief Executive Officer has historically received the highest level of compensation, including salary, bonus opportunities and equity-based compensation. During the year ended December 31, 2007, he was followed by our Chief Financial Officer and General Counsel by reason of their respective duties and responsibilities and then by other Executive Vice Presidents. This internal pay relationship among our named executive officers was established at the time the Company completed its initial public offering in 1992. Our Compensation/Stock Option Committee has never taken a formulaic approach to this relationship, but, as a general principle, has strived to maintain these relative levels of compensation among the named executive officers. In September 1998, when Mr. Schultz was promoted to Chief Executive Officer of the Company from Chief Operating Officer, his employment agreement was revised to reflect his increased responsibilities and to mirror certain components of the former

Chief Executive Officer’s employment contract. Since such time, we have not had a Chief Operating Officer position and this explains certain disparities between Mr. Schultz’s salary and equity awards and the next highest paid named executive officer’s salary and equity awards. Our Compensation Stock/Option Committee believes that Mr. Schultz’s compensation level reflects the Committee’s confidence in Mr. Schultz, Mr. Schultz’s performance throughout his tenure as Chief Executive Officer (and effectively, as Chief Operating Officer as well) and our desire to retain Mr. Schultz’s outstanding talents at the head of our Company.

The minimum compensation to which each named executive officer is entitled is specified in their respective employment agreements. While our Compensation/Stock Option Committee’s primary opportunity to modify fixed terms of executive compensation to reflect policy changes is at the time the agreement is up for renewal, our Compensation/Stock Option Committee annually assesses whether any executive should receive an increase in annual base salary or whether any amendments to the employment agreement are desirable.

The length of time employment agreements are extended into the future is a result of a variety of factors, including the staggering of expiration dates of other executive employment agreements, the roles and responsibilities of the executive and a risk assessment of the executive being hired by one of our competitors.

In establishing and administering the variable elements in the compensation of our named executive officers, our Compensation/Stock Option Committee tries to recognize individual contributions, overall business results, our historical practices (including our internal compensation levels) and the value of such executive’s experience in the promotion marketing industry (and with us in particular). Compensation levels are also determined based upon the executive’s responsibilities, the efficiency and effectiveness with which he or she marshals resources and oversees the matters under his or her supervision, the degree to which he or she has contributed to the accomplishments of major tasks that advance our goals, including sales growth, earnings and acquisitions, and our current competitive environment, employee retention and morale. Our financial performance measured against our goals is also a key factor that affects the overall level of compensation for our named executive officers. We have historically paid higher compensation when goals are exceeded and reduced compensation when goals are not met, taking into consideration each executive’s individual ability to influence results when ultimately approving particular elements of each named executive officer’s compensation package.

Historically, management has also reviewed from time to time levels of compensation paid to officers at comparable companies with similar responsibilities in order to make appropriate recommendations to our Compensation/Stock Option Committee for approval. During 2006, our Compensation/Stock Option Committee retained Towers Perrin Human Resources Services to review our compensation program and recommend appropriate changes and used the findings and analysis of Towers Perrin during 2007 to assist it in negotiating the terms of the executive officers’ employment agreements that came up for renewal or were amended during 2007. We paid Towers Perrin approximately $55,600 for consulting fees related to board and executive compensation with respect to fiscal 2007. Our commitment to ensuring that our Company is led by the right executives at the right time is a high priority, and we make our compensation decisions accordingly.

COMPENSATION ELEMENTS

Our compensation program for our named executive officers includes the following elements:

•	base salary;

•	annual cash bonuses;

•	stock options and restricted stock awards;

•	retirement and other benefits; and

•	modest perquisites and other personal benefits.

Cash Compensation

The annual cash compensation of our named executive officers consists of annual salary and cash bonuses. The cash compensation of each named executive officer (other than the Chief Executive Officer) may be increased based on an annual review of such officer’s performance by the Chief Executive Officer and his recommendations to our Compensation/Stock Option Committee. The cash compensation of the Chief Executive Officer may be increased based on an annual review of his performance by our Compensation/Stock Option Committee and the Board of Directors or in conjunction with an extension of his employment or changes in his responsibilities.

(1) Salary

Base salary is the guaranteed element of an executive’s annual cash compensation. The salary of our named executive officers is governed by their employment agreements. During the year ended December 31, 2007, our Compensation/Stock Option Committee recommended that the annual base salaries for Messrs. Hoffman and Recchia be increased to $403,650 and $500,000, respectively, effective July 1, 2007. The determination to increase Messrs. Recchia’s and Hoffman’s respective salaries was based on the significant increases in Messrs. Recchia’s and Hoffman’s responsibilities following our acquisition of ADVO and the Committee’s review of an analysis report prepared by Towers Perrin. Although we did not formally benchmark during 2007, our goal was to target annual base salary levels between the market 50th and 75th percentiles compared to other similar public companies. Based on Towers Perrin’s report, the salary increases awarded to Messrs. Recchia and Hoffman place each of their respective annual base salaries between the 50th and 75th percentile for similarly situated officers.

(2) Incentive Bonuses

Historically, we have established and structured our semi-annual cash bonus program to align executive goals with our earnings growth objectives for the current year. Under the employment agreements with our named executive officers, each is entitled to an annual incentive bonus of up to an aggregate of 100% of base salary if certain performance goals set by our Compensation/Stock Option Committee, or, in the case of Messrs. Herpich and Hogg, our Compensation/Stock Option Committee and Chief Executive Officer, are met. This reflects our objective of ensuring that a substantial amount of each named executive officer’s compensation is tied to the achievement of specific performance goals.

Pursuant to the named executive officer employment agreements, the 2007 incentive bonuses were paid two times during the year and were contingent upon our meeting semi-annual earnings per share, or EPS, targets that were set by our Compensation/Stock Option Committee in December 2006 for the six-month periods ending on each of June 30, 2007 and December 31, 2007. Historically, our Compensation/Stock Option Committee set the semi-annual EPS targets at or near the mid-point of the range of the EPS guidance to be provided to our stockholders in our earnings releases. No bonus attributable to EPS performance targets is payable to any named executive officer unless actual EPS exceeds 70% of the EPS target for the period. In determining whether the performance targets have been achieved, our Compensation/Stock Option Committee adjusts for certain items described below under “Adjustments for Certain Items.” While we have never awarded compensation absent attainment of the performance targets, our Compensation/Stock Option Committee has from time to time agreed with the named executive officers to reduce the size of their respective bonus opportunities. Our Compensation/Stock Option Committee considered our expected decline in EPS for 2007 as compared to 2006 and, as a result, decided to limit for 2007, with each named executive officer’s consent, the aggregate annual amount of the bonus opportunity that each named executive officer could earn up to 80% (or 40% with respect to each semi-annual bonus opportunity) as opposed to 100% of the executive’s annual base salary even in the event that the performance targets were obtained. During the prior year, our Compensation/Stock Option Committee had conducted the same analysis with respect to our declining EPS for 2006 and similarly limited for 2006 the aggregate amount of bonus opportunity that each named executive officer could earn.

Consistent with our historical practice, our EPS performance targets for the 2007 fiscal year were determined by our Compensation/Stock Option Committee in December 2006. From August 30, 2006 until December 18, 2006, we were involved in litigation with ADVO in connection with the merger agreement we entered into with them. While we ultimately settled the litigation with ADVO and consummated the acquisition of ADVO, at the time our Compensation/Stock Option Committee determined the 2007 EPS performance targets, it was unclear whether we would ultimately acquire ADVO. Accordingly, the 2007 EPS performance targets were established based on our expected EPS 2007 performance as a stand-alone company, prior to our acquisition of ADVO.

The threshold and target award opportunities for the semi-annual cash incentive bonuses for 2007 are reported in the Grants of Plan-Based Awards in 2007 Fiscal Year table below. After the conclusion of the relevant six-month performance period, our Compensation/Stock Option Committee reviewed our applicable 2007 financial results and determined the actual payments to be made and the resulting actual payments with respect to our 2007 fiscal year are reported in the Summary Compensation Table for Fiscal Year 2007 in the column entitled “Non-Equity Incentive Compensation.” The actual semi-annual incentive bonuses paid to Messrs. Schultz, Hoffman and Recchia for 2007 represent the proportionate amounts of their respective target potential bonus opportunities (i.e., 40% of annual base salary) that correlate to the percentage of the EPS target (between 70% and 100%) achieved for the applicable six-month period during fiscal 2007. The actual semi-annual incentive bonuses paid to Messrs. Herpich and Hogg represent the sum of (i) the proportionate amounts of their respective target potential bonus opportunities (i.e., 20% of annual base salary) that correlate to the percentage of the EPS target (between 70% and 100%) achieved for the applicable six-month period during fiscal 2007 and (ii) the proportionate amounts of their respective target bonus opportunities that correlate to the percentage of the individual performance targets achieved for the applicable six-month period of fiscal 2007 set by our Chief Executive Officer; provided that, in no event can the sum of the semi-annual bonuses for either Messrs. Herpich or Hogg exceed 80% of their respective annual base salary. Our Compensation/Stock Option Committee has historically based awards on meeting EPS targets for the following reasons:

•	EPS is a meaningful measure of performance used by the marketplace to value stock.

•

We believe that a target based upon EPS emphasizes our commitment to reach and maintain a competitive rate of return on equity and achieve long-term growth in earnings, which are critical factors for assuring creation of value for our stockholders.

•	We believe that the use of EPS is an effective motivator because it is easy to track and clearly understood by employees.

Additionally, we believe that a shorter bonus period will provide our named executive officers with a greater sense of urgency for them to meet the specified targets.

Over the past five years (which included 10 semi-annual bonus periods), we have achieved performance in excess of the threshold level 10 times and have achieved the maximum performance level seven times. Although the maximum performance level was achieved 70% of the time during the past five years, on five of the seven occasions the executives voluntarily reduced the bonus amounts they were entitled to receive and only received 80% of each semi-annual bonus opportunity (as opposed to 100%). The payout percentage over the past five years has been on average 73% of the participant’s target award opportunity. Generally, our Compensation/Stock Option Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Subject to our shareholders approving the 2008 Senior Executives Semi-Annual Bonus Plan as further described on page 38 of this proxy statement, as a result of our acquisition of ADVO and the changes that brought to the size, capitalization and complexity of our Company, our Compensation/Stock Option Committee has decided to use adjusted EBITDA minus capital expenditures as the performance target metric for awards granted for fiscal 2008. However, our board of directors has determined that this new performance target metric and the related performance award opportunities do not materially affect a fair understanding of our named executive officers’ compensation for fiscal 2007.

Adjustments for Certain Items

Consistent with past practice and based on criteria established at the beginning of the performance period, our Compensation/Stock Option Committee adjusted the earnings results on which 2007 bonuses and performance awards were determined to eliminate the effect of certain items. The adjustments are intended to ensure that award payments represent the underlying growth of our core business and are not artificially inflated or deflated due to extraordinary and/or non-recurring items either in the award year or the previous (comparator) year. For the 2007 awards calculation, our Compensation/Stock Option Committee adjusted EPS (which was based on Valassis as a stand-alone company) to eliminate costs related to our litigation with ADVO, write-offs of certain assets and costs associated with the restructuring of certain of our European operations.

Equity Compensation

We believe that equity compensation fosters the long-term perspective on the part of our executives necessary for our success and ensures that the executives properly focus on increasing shareholder value. Non-cash compensation of named executive officers currently consists of options granted under our 2002 Long-Term Incentive Plan in discretionary amounts approved by our Compensation/Stock Option Committee and restricted stock granted pursuant to our 2005 Executive Restricted Stock Plan or our 2005 Employee and Director Restricted Stock Award Plan.

(1) Performance-based options

Historically, the Compensation/Stock Option Committee has granted performance-based options to our named executive officers. The exercise price of each stock option awarded to our named executive officers under our 2002 Long-Term Incentive Plan is the closing sales price of our common stock on the date of grant. The grant dates are determined without regard to anticipated earnings or other major announcements by us.

To further strengthen the commonality of interest between named executive officers and our stockholders, these performance-based stock options provide accelerated vesting in one-third increments as our common stock meets certain specified price per share targets, which are typically increases of $5.00, $10.00 and $15.00 per share over the then-current fair market value at the time of grant. Generally, if our common stock does not reach the price per share targets, these options vest in full after five years from the date of grant. Our Compensation/Stock Option Committee believes that these performance-based options provide even greater motivation for our named executive officers to achieve our performance targets.

Up until April 2006, the number of performance based stock options was fixed in the employment agreements of our named executive officers. During 2007, our Compensation/Stock Option Committee granted Mr. Schultz a discretionary option to purchase 45,000 shares of our common stock and each of the other named executive officers a discretionary option to purchase 25,000 shares of our common stock, each pursuant to our 2002 Long-Term Incentive Plan. This number of shares subject to each of these options was significantly lower than the amount previously provided to the named executive officers under the then applicable terms of their employment agreements, reflecting our performance. On July 1, 2007 and August 1, 2007, respectively, our Compensation/Stock Option Committee granted Mr. Recchia and Mr. Herpich a discretionary option to purchase 60,000 shares and 25,000 shares, respectively, of our common stock pursuant to our 2002 Long-Term Incentive Plan, based upon recommendations made by Towers Perrin and their increased responsibilities following our acquisition of ADVO. For additional information regarding these grants, see “Grants of Plan-Based Awards in 2007 Fiscal Year.”

(2) Restricted stock

In order to further incentivize management, our named executive officers are entitled to a fixed number of shares of restricted stock each fiscal year under the terms of their employment agreements, which are generally granted on the first day of the subsequent fiscal year. They are entitled to earn an additional number of restricted shares if our Compensation/Stock Option Committee determines that 80% of the performance targets have been met and an additional number of restricted shares if 115% of the performance targets have been met. The amount of restricted stock is specified in the executive’s employment agreement and the applicable performance target is set by the Committee each year. Our Compensation/Stock Option Committee used EPS as the performance target metric for awards granted for fiscal 2007. Subject to our shareholders approving the 2008 Senior Executives Semi-Annual Bonus Plan as further described on page 38 of this proxy statement, as a result of our acquisition of ADVO and the changes that brought to the size, capitalization and complexity of our Company, our Compensation/Stock Option Committee has decided to use adjusted EBITDA minus capital expenditures as the performance target metric for awards granted for fiscal 2008. However, as discussed above, our board of directors has determined that this new performance target metric and the related performance award opportunity do not materially affect a fair understanding of our named executive officers’ compensation for fiscal 2007. In order to enhance the awards’ ability to incentivize longer term focus and retention, the shares of restricted stock referred to above are subject to vesting in approximately equal portions over a three-year period, or one year, in the case of the performance-based restricted stock awards granted to the Chief Executive Officer pursuant to his employment agreement. We believe that grants of restricted stock further a sense of stock ownership by our named executive officers, further tie their compensation to our performance and give us a significant advantage in retaining and motivating key executives.

Voluntary Stock Ownership Guidelines

To align the interests of executive officers with the interest of our stockholders, we have adopted the following voluntary guidelines for executive officers to maintain a minimum number of shares in our common stock (excluding stock options):

Chief Executive Officer of Valassis:	3X annual base salary

Executive Vice Presidents of Valassis and President of NCH:	2X annual base salary

Senior Vice Presidents and Vice Presidents of Valassis:	1X annual base salary

Executives have two years from a promotion to each level to be in compliance with these voluntary guidelines.

Retirement Plans

Executive officers (as well as all of our employees) also are eligible to participate in Valassis Employees’ Retirement Savings Plan and certain named executive officers are eligible to participate in the Supplemental Benefit Plan, which provides for supplemental benefits to those participants for a period of 10 years commencing upon death, retirement or other termination of employment. In determining who is eligible to participate in the Supplemental Benefit Plan, our Compensation/Stock Option Committee evaluates our overall compensation structure, the terms of the individual employment agreements and our need to provide competitive compensation arrangements in order to attract, retain and motivate key executives. Messrs. Schultz, Hoffman, Recchia and Herpich participate in the Supplemental Benefit Plan. Our Compensation/Stock Option Committee evaluated Mr. Hogg’s compensation arrangements in 2007 and, due to his increased responsibilities at the company and our desire to retain and motivate Mr. Hogg, we amended his employment agreement in 2007 to provide for additional supplemental benefits for a period of 10 years commencing upon his death, retirement or other termination of employment similar to those provided under the Supplemental Benefit Plan. The termination arrangements fit into our overall compensation objectives and reflect our historical pattern of providing our Chief Executive Officer with the highest level of compensation, followed by our Chief Financial Officer and General Counsel, if applicable, and then Executive Vice President, Sales and Marketing and Executive Vice President of Manufacturing and Client Services.

For example, we place significant importance on protecting our interests by including meaningful noncompete provisions in the executive employment agreements. As a general principle, the more we believe that the industry values the executive, the more essential the non-compete is to us. Accordingly, Mr. Schultz’s employment agreement contains a mandatory seven-year non-compete provision following termination. Mr. Recchia’s employment agreement contains a mandatory two-year non-compete restriction. The mandatory non-compete provision for Mr. Recchia is coupled with a mandatory obligation by him to provide advisory and consulting services during such two-year period. In the case of Mr. Herpich and Mr. Hogg, each of their employment agreements provide that the non-competition provision may continue for up to two years following the termination of such executive’s employment, at our option, provided that we pay such executive his then-existing annual base salary during the extended period. Mr. Hoffman, our former Executive Vice President, General Counsel and Secretary, also is subject to a mandatory two-year non-compete provision and is required to provide advisory and consulting services to us during such period.

See the sections entitled “Pension Benefits” and “Potential Payments and Benefits Upon Termination” for additional information.

Perquisites and Other Personal Benefits

Pursuant to the terms of their individual employment agreements, our named executive officers are entitled to limited perquisites and personal benefits including, among other things, all or a combination of, a car allowance, tax and accounting advice and country club membership. We do not feel that perquisites should play an important role in the compensation of our executives, but also feel that the benefits described above are reasonable and in line with those provided to management level employees and align with our overall compensation goal of providing competitive compensation to our executive officers that maximizes the interests of our stockholders.

Change of Control

Our named executive officers are entitled to certain benefits upon a change of control (as defined in our applicable stock plan). These change of control benefits are designed to promote stability and continuity of senior management in the face of the potential uncertainty that a change of control may bring. Information regarding applicable payments upon a change of control for the named executive officers is provided under the heading “Potential Payments and Benefits Upon Termination.”

INCOME TAX AND ACCOUNTING CONSIDERATIONS

In the event total compensation for any named executive officer exceeds the $1 million threshold at which tax deductions are limited under Internal Revenue Code Section 162(m), our Compensation/Stock Option Committee intends to balance tax deductibility of executive compensation with its responsibility to retain and motivate executives with competitive compensation programs. As a result, our Compensation/Stock Option Committee may take such actions as it deems to be in the best interests of the stockholders, including: (i) provide non-deductible compensation above the $1 million threshold; (ii) require deferral of a portion of the bonus or other compensation to a time when payment may be deductible by us; and/or (iii) modify existing programs to qualify bonuses and other performance-based compensation to be exempt from the deduction limit.

As a result of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, or SFAS 123R, our Compensation/Stock Option Committee has shifted its equity compensation mix for executive officers to a greater percentage of restricted stock rather than stock options.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

We, the Compensation/Stock Option Committee of the Board of Directors of Valassis Communications, Inc, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

COMPENSATION/STOCK OPTION COMMITTEE

Ambassador Faith Whittlesey, Chairman

Dr. Walter H. Ku

Marcella A. Sampson

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2007

The following Summary Compensation Table sets forth the compensation of Alan F. Schultz, our Chief Executive Officer and President, Robert L. Recchia, our Executive Vice President, Chief Financial Officer and Treasurer, and our other three most highly compensated executive officers who served in such capacities on December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Alan F. Schultz	2007	780,000	319,641	919,260	624,000	143,109	25,485	2,811,495
Chief Executive Officer, President and Director	2006	780,000	384,525	1,459,940	193,050	151,861	54,398	3,023,774
Robert L. Recchia	2007	445,000	93,398	428,988	356,000	143,367	25,192	1,491,945
Executive Vice President, Chief Financial Officer, Treasurer and Director	2006	390,000	80,246	547,648	96,525	77,475	52,875	1,244,769
Barry P. Hoffman(1)	2007	396,825	80,246	389,988	317,460	106,612	20,645	1,311,776
Executive Vice President, General Counsel, Secretary and Director	2006	390,000	80,246	559,889	96,525	77,475	27,924	1,232,059
Richard Herpich	2007	360,000	93,398	270,816	288,000	70,010	30,806	1,113,030
Executive Vice President, Sales and Marketing	2006	360,000	80,246	460,258	125,190	103,729	39,562	1,168,985
William F. Hogg, Jr.	2007	290,000	39,945	309,513	232,000	408,737	18,269	1,298,464
Executive Vice President of Manufacturing and Client Services	2006	290,000	29,070	431,844	138,431	—	29,433	918,778

(1)

Mr. Hoffman retired from his position with our Company effective January 1, 2008. See “Potential Payments and Benefits Upon Termination” for further discussion regarding the terms of Mr. Hoffman’s retirement.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to each year for the fair value of shares of restricted stock granted in such year as well as prior fiscal years, determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, refer to Note 9 of the financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. See the “Grants of Plan-Based Awards” Table for additional information on awards made in 2007. These amounts reflect our accounting expense for these awards, as determined in accordance with SFAS 123R, and do not correspond to the actual value that may be realized by the named executive officers.

(3)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to each year for the fair value of stock options granted to each of the named executive officers, in such years as well as prior fiscal years, as applicable, determined in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2006 grants, refer to Note 9 of the financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to 2006, refer to Note 8 of the financial statements in the Form 10-K for the respective year-end. These amounts reflect our accounting expense for these awards, as determined in accordance with SFAS 123R, and do not correspond to the actual value that may be realized by the named executive officers. See the “Grants of Plan-Based Awards” Table for additional information on options granted in 2007.

(4)

This column reflects amounts earned pursuant to bonus opportunities established under the named executive officers’ employment agreements, and in the case of Mr. Schultz, in accordance with our Amended and Restated Senior Executive Bonus Plan. The EPS performance targets were set by our Compensation/Stock Option Committee as described in the Compensation Discussion and Analysis. In addition, certain performance targets for Messrs. Herpich and Hogg were set by our Chief Executive Officer.

(5)

This column represents the change during each year in the present value of the benefits payable under the Supplemental Benefit Plan to each of Messrs. Schultz, Recchia, Hoffman and Herpich, the participants under the plan, and the present value of the benefits payable under Mr. Hogg’s employment agreement with respect to 2007. See the section entitled “Pension Benefits” for additional information, including the present value assumptions used in this calculation. We do not maintain a nonqualified deferred compensation plan.

(6)

The compensation represented by the amounts set forth in the All Other Compensation column for the named executive officers are actual costs associated with each item of compensation and are detailed in the following table.

Name	Year	Common Stock Match in Employee Stock Purchase Plan ($)(1)	Contribution to Employee Profit Sharing Plan ($)(2)	Tax Preparation Fees ($)	Car Allowance ($)	Country Club Dues ($)
Alan F. Schultz	2007	—	8,580	2,535	3,162	11,208
	2006	—	16,590	21,450	2,800	13,558
Robert L. Recchia	2007	1,115	8,580	1,195	8,002	6,300
	2006	21,400	16,590	2,915	6,510	5,460
Barry P. Hoffman	2007	558	8,580	3,054	8,453	—
	2006	700	16,590	1,495	9,139	—
Richard Herpich	2007	1,673	8,580	—	9,645	10,908
	2006	2,100	16,590	—	7,314	13,558
William F. Hogg, Jr.	2007	—	8,580	2,975	6,714	—
	2006	—	16,590	3,750	9,093	—

(1)

This column represents matching contributions to the named executive officer’s employee stock purchase plan account under our Employee Stock Purchase Plan. The matching contributions are equal to 25% of the executive’s contribution to the Employee Stock Purchase Plan, pursuant to which all employees are eligible to participate, and are in the form of our common stock. Effective January 1, 2008, we have terminated the matching contribution feature of the Employee Stock Purchase Plan for all employees.

(2)	This column represents contributions we made on behalf of the named executive officers to our Employees’ Profit Sharing Plan, pursuant to which all employees participate.

GRANTS OF PLAN-BASED AWARDS IN 2007 FISCAL YEAR

The following table shows the range of potential payments that could have been earned under the cash incentive awards granted to our named executive officers in 2007, as well as the time-vested and performance-based stock awards granted to them for the year ended December 31, 2007.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards				Stock Awards: Number of Shares of Stock or Units (#)		Option Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Options Awards ($)(3)
Name	Grant Date(1)	Threshold ($)		Target ($)
Alan F. Schultz	1/1/08					22,500	(4)				263,025
		9,750	(5)	312,000	(6)
		9,750	(5)	312,000	(6)
	1/1/07							45,000	(7)	14.50	250,650
Robert L. Recchia	1/1/08					4,500	(8)				52,605
		4,875	(5)	156,000	(6)
		4,875	(5)	200,000	(6)
	1/1/07							25,000	(7)	14.50	139,250
	7/1/07							60,000	(9)	17.19	390,000
Barry P. Hoffman(10)		4,875	(5)	156,000	(6)
		4,875	(5)	161,460	(6)
	1/1/07							25,000	(7)	14.50	139,250
Richard Herpich	1/1/08					4,500	(11)				52,605
		2,250	(12)	144,000	(13)
		2,250	(12)	144,000	(13)
	1/1/07							25,000	(7)	14.50	139,250
	8/1/07							25,000	(14)	10.96	103,500
William F. Hogg, Jr.	1/1/07					2,250	(15)				32,625
		1,813	(12)	116,000	(13)
		1,813	(12)	116,000	(13)
	1/1/07							25,000	(7)	14.50	139,250

(1)

All awards included in this table were granted and/or earned with respect to fiscal year 2007 performance. As noted below, the actual number of restricted shares that certain named executive officers could become entitled to during 2007 was dependent, in part, on our 2007 performance. As a result and as noted below, certain of our restricted stock awards were not actually granted until January 1, 2008 although they related to 2007 compensation and performance.

(2)	This exercise price represents the closing sales price of our common stock on the date of grant.

(3)

This column shows the full grant date fair value of equity awards granted in 2007 determined in accordance with SFAS 123R, except that no assumptions as to forfeitures were made. A discussion of the assumptions used in calculating grant date fair value is set forth in Note 9 of the financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(4)

This amount reflects awards granted to Mr. Schultz for fiscal 2007 performance. Pursuant to his employment agreement, Mr. Schultz was entitled to receive a grant of 11,250 shares of restricted stock for fiscal 2007, which shares vest ratably over three years. Mr. Schultz was also entitled to an additional grant of restricted stock if the Company achieved certain performance goals with respect to 2007. Mr. Schultz was entitled to an additional 11,250 shares of restricted stock if the Company achieved 80% of the EPS performance target in 2007 and was entitled to an additional 11,250 shares of restricted stock if the Company achieved 115% of the EPS performance target in 2007. In both cases, the restricted stock vests one year from the date of grant. During 2007, the 80% performance target was satisfied; however, the 115% performance target was not satisfied. Therefore, Mr. Schultz was entitled to an additional award of 11,250 restricted shares and a total restricted stock grant of 22,500 shares for 2007. Although in accordance with his employment agreement such grant was not awarded to Mr. Schultz until January 1, 2008, the award pertains to fiscal 2007 and we recognized a portion of the award for financial statement reporting purposes in 2007.

(5)

These amounts reflect the minimum value of the potential incentive cash bonus payout if our EPS exceeded 70% of the EPS target for each applicable six-month performance period. The EPS target is set by our Compensation/Stock Option Committee, as more fully described in the Compensation Discussion and Analysis. Actual bonus amounts earned in 2007 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(6)

These amounts reflect the value of the potential incentive cash bonus payout if 100% of the EPS target was satisfied for each applicable six-month performance period. Even though the executive’s employment agreement provides for a potential bonus opportunity of 100% of annual base salary, our Compensation/Stock Option Committee decided to limit the amount of bonus to 80% of the executive’s annual base salary as more fully described in the Compensation Discussion and Analysis.

(7)

Reflects a discretionary grant of options that become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing price per share of our common stock is equal to or exceeds $19.50, $24.50 and $29.50, respectively. In any event, however, the options vest in full on January 1, 2012 and will be exercisable until January 1, 2014.

(8)

This amount reflects awards granted to Mr. Recchia for fiscal 2007 performance. Pursuant to his employment agreement, Mr. Recchia was entitled to receive a grant of 4,500 shares of restricted stock for fiscal 2007. Mr. Recchia was also entitled to an additional grant of restricted stock if the Company achieved certain performance goals with respect to 2007. Mr. Recchia was entitled to an additional 2,250 shares of restricted stock if the Company achieved 80% of the EPS performance target in 2007 and was entitled to an additional 2,250 shares of restricted stock if the Company achieved 115% of the EPS performance target in 2007. During 2007, the 80% performance target was satisfied; however, the 115% performance target was not satisfied. Therefore, Mr. Recchia was entitled to an additional award of 2,250 restricted shares and a total restricted stock grant of 4,500 shares for 2007. Restricted shares awarded to Mr. Recchia vest ratably over three years. Although in accordance with his employment agreement such grant was not awarded to Mr. Recchia until January 1, 2008, the award pertains to fiscal 2007 and we recognized a portion of the award for financial statement reporting purposes in 2007.

(9)

Reflects a discretionary grant of options that become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing price per share of our common stock is equal to or exceeds $22.19, $27.19 and $32.19, respectively. In any event, however, the options vest in full on July 1, 2012 and will be exercisable until July 1, 2014.

(10)

Mr. Hoffman retired from his position with our Company effective January 1, 2008. See “Potential Payments and Benefits Upon Termination” for further discussion regarding the terms of Mr. Hoffman’s retirement.

(11)

This amount reflects awards granted to Mr. Herpich for fiscal 2007 performance. Pursuant to his employment agreement, Mr. Herpich was entitled to receive a grant of 4,500 shares of restricted stock for fiscal 2007. Mr. Herpich was also entitled to an additional grant of restricted stock if the Company achieved certain performance goals with respect to 2007. Mr. Herpich was entitled to an additional 2,250 shares of restricted stock if the Company achieved 80% of the EPS performance target in 2007 and was entitled to an additional 2,250 shares of restricted stock if the Company achieved 115% of the EPS performance target in 2007. During 2007, the 80% performance target was satisfied; however, the 115% performance target was not satisfied. Therefore, Mr. Herpich was entitled to an additional award of 2,250 restricted shares and a total restricted stock grant of 4,500 shares for 2007. Restricted shares awarded to Mr. Herpich vest ratably over three years. Although in accordance with his employment agreement such grant was not awarded to Mr. Herpich until January 1, 2008, the award pertains to fiscal 2007 and we recognized a portion of the award for financial statement reporting purposes in 2007.

(12)

These amounts reflect the minimum value of the potential incentive cash bonus payout for each applicable six-month performance period if (i) our EPS exceeded 70% of the EPS target and (ii) the named executive officer did not achieve his individual performance targets set by our Chief Executive Officer. The EPS target is set by our Compensation/Stock Option Committee, as more fully described in the Compensation Discussion and Analysis. Actual bonus amounts earned in 2007 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(13)

These amounts reflect the value of the potential incentive cash bonus payout for each applicable six-month performance period if (i) 100% of the EPS target was satisfied and (ii) the named executive officer achieved his individual performance targets set by our Chief Executive Officer. Even though the executive’s employment agreement provides for a potential bonus opportunity of 100% of annual base salary, our Compensation/Stock Option Committee decided to limit the amount of bonus to 80% of the executive’s annual base salary as more fully described in the Compensation Discussion and Analysis. Actual bonus amounts earned in 2007 by our named executive officers are included in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(14)

Reflects a discretionary grant of options that become exercisable in increments of 33.333%, 33.333% and 33.334% at such time that the closing price per share of our common stock is equal to or exceeds $16.36, $21.36 and $26.36, respectively. In any event, however, the options vest in full on August 1, 2012 and will be exercisable until August 1, 2014.

(15)	Reflects a discretionary award of restricted stock granted to Mr. Hogg, which vests over three years.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts

We have employment agreements with each of our named executive officers. The following summary of certain provisions of these employment agreements does not purport to be complete and is subject to and is qualified in its entirety by reference to the actual text of the employment agreements of the named executive officers, copies of which are exhibits to our SEC filings.

Mr. Schultz’s employment agreement expires December 31, 2008, Mr. Herpich’s employment agreement expires December 31, 2009, Mr. Recchia’s employment agreement expires December 31, 2012 and Mr. Hogg’s employment agreement expires January 1, 2010. Mr. Hoffman’s employment agreement terminated in connection with his retirement from our Company, effective January 1, 2008. See “Potential Payments and Benefits Upon Termination” for further discussion regarding the terms of Mr. Hoffman’s retirement. Mr. Schultz’s employment agreement provides that he is entitled to an annual base salary equal to $860,000. Pursuant to their respective employment agreements and modest salary increases in January 2008, Mr. Recchia is entitled to an annual base salary equal to $515,000, Mr. Herpich is entitled to an annual base salary equal to $372,000, and Mr. Hogg is entitled to an annual base salary of $295,000. For 2007, salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Schultz (28%), Mr. Recchia (30%), Mr. Hoffman (30%), Mr. Herpich (32%) and Mr. Hogg (22%).

Further, the employment agreements of each of Messrs. Herpich, Hoffman and Recchia provide that each of these executives is entitled to receive 2,250 shares of restricted stock for each year during the term of his respective employment agreement and up to an additional 4,500 shares of restricted stock for each year during the term of his employment agreement if we achieve certain performance targets. Mr. Schultz’s employment agreement provides that he is entitled to receive 11,250 shares of restricted stock for each year during the term of his employment agreement and up to an additional 22,500 shares of restricted stock for each year during the term of his employment agreement if we achieve certain performance targets. In addition, pursuant to the terms of the employment agreements with Messrs. Schultz, Recchia and Hoffman, all of these executives are entitled to semi-annual bonuses of up to 50% of their annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee. Messrs. Herpich’s and Hogg’s employment agreements provide that they are entitled to a semi-annual bonus of up to 25% of their annual salary if we achieve certain performance targets set by our Compensation/Stock Option Committee and a semi-annual bonus of up to 25% of their annual salary in accordance with certain performance targets (sales targets in the case of Mr. Herpich) set annually by our Chief Executive Officer in conjunction with our Compensation/Stock Option Committee. However, for fiscal 2007, our Compensation/Stock Option Committee considered the company’s expected decline in EPS and, as a result, decided to limit for 2007, with each executive officer’s consent, the aggregate annual amount of the bonus opportunity that each named executive officer could earn to 80% (or 40% with respect to each semi-annual bonus opportunity) as opposed to 100% of the executive’s annual base salary even in the event that the performance targets were obtained. See the “Compensation Discussion and Analysis” for additional information regarding the vesting periods applicable to the restricted stock awards described in this paragraph, as well as the performance targets applicable to certain of such awards and the amounts granted in fiscal 2007.

Provisions of the employment agreements that relate to severance pay and termination benefits are described below in the section entitled “Potential Payments and Benefits Upon Termination.”

Non-equity Incentive Plan Compensation

The non-equity incentive plan compensation set forth in the Summary Compensation Table for Fiscal Year 2007 reflects annual cash incentive compensation under the executives’ employment agreements and, in the case of Mr. Schultz, in accordance with our Amended and Restated Senior Executive Bonus Plan. Annual cash incentive compensation is earned based upon the achievement of a threshold EPS target and, in the cases of Messrs. Herpich and Hogg, additional individual performance targets, and is payable as a percentage of salary as set forth in the executive’s employment agreement.

The threshold and target amounts set forth in the Grants of Plan-Based Awards in 2007 Fiscal Year table represent the potential amounts that could have been earned if our EPS (excluding, as discussed above, ADVO results) exceeded 70% or achieved 100%, respectively, of the EPS target set by our Compensation/Stock Option Committee for each applicable six-month performance period.

Restricted Stock

We grant restricted stock to Messrs. Schultz, Recchia and Herpich, and granted restricted stock to Mr. Hoffman until his retirement in January 2008, pursuant to our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan in amounts set forth in the executives’ employment agreements. From time to time, we grant restricted stock to Mr. Hogg pursuant to our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan in discretionary amounts that are approved by our Compensation/Stock Option Committee. Each year, one-third of the shares of restricted stock provided for in the named executive officers’ employment agreements vest over a three-year period and are non-

performance based. The remaining two-thirds of the shares of restricted stock granted pursuant to the employment agreements are granted based upon the achievement of specified financial performance targets and then generally vest over a three-year period (one year in the case of Mr. Schultz), beginning with the first anniversary of the grant date. For more information about these performance targets and the vesting schedules, see “Compensation Discussion and Analysis.”

Shares of restricted stock granted under our 2005 Executive Restricted Stock Plan vest immediately upon the death, disability, retirement or termination without cause (as defined in the applicable plan) of the executive or upon a change of control of the company as well as upon termination for good reason (as defined in the plan). During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights provided the executives remain employed. Currently, we have no plans to pay cash dividends.

Stock Options

We grant stock options to our named executive officers pursuant to our 2002 Long-Term Incentive Plan. The option exercise price is equal to the closing sales price of our common stock on the date of grant. One-third of the stock options will vest upon achieving each of three common stock market price thresholds, provided that in any event the options will vest in full five years from the date of grant and have a term of two years thereafter. Stock options are not transferable other than by will or the laws of descent and distribution. Stock options will become immediately exercisable in the event of a change of control of the Company (as defined in the plan), in certain instances in the discretion of our Compensation/Stock Option Committee and in the event the holder is no longer employed by reason of retirement, disability, death or otherwise.

Additional Information

We have provided additional information regarding the compensation we pay to our named executives in the “Compensation Discussion and Analysis” section of this proxy statement.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table provides information on the holdings of stock option and stock awards by the named executive officers on December 31, 2007. This table includes options that are exercisable, unearned options (with performance conditions that had not been satisfied), unvested restricted stock and unearned stock (with performance conditions that had not been satisfied). The vesting schedule for each grant that has not yet vested is shown following this table, based on the option or stock award grant date. The market value of the stock awards is based on the closing market price of our stock as of December 31, 2007, which was $11.69. For additional information about the option awards and stock awards, see the description of equity incentive compensation in the “Compensation Discussion and Analysis” section of this proxy statement.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Alan F. Schultz	12/4/2001	93,125		35.51	12/4/2008
	10/1/2002	135,000		35.20	10/1/2009
	4/1/2003	90,000	45,000	25.71	4/1/2010
	10/1/2003	90,000	45,000	26.90	10/1/2010
	4/1/2004	135,000		30.76	4/1/2011
	10/1/2004	135,000		30.10	10/1/2011
	4/1/2005	135,000		35.26	4/1/2012
	4/1/2006	0	135,000	29.37	4/1/2013
	1/1/2007	15,000	30,000	14.50	1/1/2014
						1/1/2005	3,750	43,838
						1/1/2006	7,500	87,675
						1/1/2007	11,250	131,513
Robert L. Recchia	12/4/2001	16,875		35.51	12/4/2008
	10/1/2002	28,125		35.20	10/1/2009
	4/1/2003	18,750	9,375	25.71	4/1/2010
	10/1/2003	18,750	9,375	26.90	10/1/2010
	4/1/2004	56,250		30.76	4/1/2011
	10/1/2004	56,250		30.10	10/1/2011
	4/1/2005	56,250		35.26	4/1/2012
	4/1/2006	0	56,250	29.37	4/1/2013
	1/1/2007	8,334	16,666	14.50	1/1/2014
	7/1/2007	0	60,000	17.19	7/1/2014
						1/1/2005	750	8,768
						1/1/2005	750	8,768
						1/1/2006	1,500	17,535
						1/1/2006	1,500	17,535
						1/1/2007	2,250	26,303
Barry P. Hoffman(1)	12/4/2001	21,300		35.51	12/4/2008
	10/1/2002	56,250		35.20	10/1/2009
	4/1/2003	0	18,750	25.71	4/1/2010
	10/1/2003	37,500	18,750	26.90	10/1/2010
	4/1/2004	56,250		30.76	4/1/2011
	10/1/2004	56,250		30.10	10/1/2011
	4/1/2005	56,250		35.26	4/1/2012
	4/1/2006	0	56,250	29.37	4/1/2013
	1/1/2007	8,334	16,666	14.50	1/1/2014
						1/1/2005	750	8,768

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Stock Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
						1/1/2005	750	8,768
						1/1/2006	1,500	17,535
						1/1/2006	1,500	17,535
						1/1/2007	2,250	26,303
Richard Herpich	12/4/2001	20,090		35.51	12/4/2008
	10/1/2002	56,143		35.20	10/1/2009
	4/1/2003	0	18,714	25.71	4/1/2010
	10/1/2003	0	18,715	26.90	10/1/2010
	4/1/2004	56,143		30.76	4/1/2011
	10/1/2004	56,143		30.10	10/1/2011
	4/1/2005	56,143		35.26	4/1/2012
	1/1/2007	8,334	16,666	14.50	1/1/2014
	8/1/2007	0	25,000	10.96	8/1/2014
						1/1/2005	750	8,768
						1/1/2005	750	8,768
						1/1/2006	1,500	17,535
						1/1/2006	1,500	17,535
						1/1/2007	2,250	26,303
William F. Hogg, Jr.	7/1/2001	100,000		35.80	7/1/2011
	12/4/2001	15,256		35.51	12/4/2008
	12/4/2001	8,000		35.51	12/4/2011
	10/1/2002	43,750		35.20	10/1/2009
	4/1/2003	29,167	14,583	25.71	4/1/2010
	10/1/2003	29,166	14,584	26.90	10/1/2010
	4/1/2004	43,750		30.76	4/1/2011
	10/1/2004	43,750		30.10	10/1/2011
	4/1/2005	43,750		35.26	4/1/2012
	4/1/2006	0	43,750	29.37	4/01/2013
	1/1/2007	8,334	16,666	14.50	1/1/2014
						1/1/2006	2,000	23,380
						1/1/2007	2,250	26,303

(1)

Mr. Hoffman retired from his position with our Company effective January 1, 2008. All of Mr. Hoffman’s options vested upon his retirement; however such options will expire if they are not exercised by July 2, 2008. See “Potential Payments and Benefits Upon Termination” for further discussion regarding the terms of Mr. Hoffman’s retirement.

Outstanding Option Awards Vesting Schedule

Grant Date	Vesting Schedule

4/1/2003	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $30.71, $35.71 and $40.71, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

10/1/2003	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $31.90, $36.90 and $41.90, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

4/1/2006	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $34.37, $39.37 and $44.37, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

1/1/2007	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $19.50, $24.50 and $29.50, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

7/1/2007	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $22.19, $27.19 and $32.19, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

8/1/2007	Vests in increments of 33.333%, 33.333% and 33.334% at such time that the closing sales price per share of our common stock is equal to or exceeds $16.36, $21.36 and $26.36, respectively. In any event, however, the options vest in full on the fifth anniversary of the grant date.

Outstanding Stock Awards Vesting Schedule

Grant Date	Vesting Schedule

1/1/2004	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2005	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2006	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

1/1/2006A	Vests in full on the first anniversary of the grant date.

1/1/2007	Vests in increments of 33.333%, 33.333% and 33.334% on each of the first three anniversaries of the grant date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

The following table provides information on the number of shares acquired and the value realized upon the vesting of restricted stock by the named executive officers during the year ended December 31, 2007 (and before payment of any applicable withholding tax). None of the named executive officers exercised stock options during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Alan F. Schultz	—	—	22,500	326,250
Robert L. Recchia	—	—	4,500	65,250
Barry P. Hoffman	—	—	4,500	65,250
Richard Herpich	—	—	4,500	65,250
William F. Hogg, Jr.	—	—	1,000	14,500

(1)	Amounts reflect the closing market value of the common stock on the day that the stock vested.

PENSION BENEFITS

We established a Supplemental Benefit Plan in 1998 and amended the Plan in 2002 and in 2008. Our Supplemental Benefit Plan covers management employees who are designated by our Compensation/Stock Option Committee. Participating employees earn credited service for each year of continuous service with us. The annual amount of supplemental benefit is calculated by multiplying a participant’s years of credited service by 2% of the participant’s average annual base compensation while employed by us for the 36 months immediately preceding retirement or other termination of employment. The normal retirement age is 65 or such earlier time as the participant is disabled, dies, is terminated without cause or there is a change of control of the company. The amount of supplemental benefit provided by our Supplemental Benefit Plan was payable semi-annually and, as a result of an amendment to the Plan in March 2008, is now payable annually for a period of 10 years, commencing upon retirement, death or other termination of employment (or six months and a day thereafter with respect to certain amounts that were not earned and vested on December 31, 2004). The Supplemental Benefit Plan also provides that each participant is entitled to continued medical, prescription and dental benefits on terms similar to those provided under company-sponsored plans for a period of 10 years following retirement or other termination of employment. The benefits under the Supplemental Benefit Plan are provided subject to the participating employee’s compliance with the non-competition and non-solicitation provision in the plan. Any participant who violates the non-competition and non-solicitation restrictions forfeits participation under the plan and any further benefits thereunder. Participants do not contribute to the plan. The plan is unfunded and not qualified for tax purposes.

Base compensation under the plan excludes bonuses, commissions or other compensation of any kind. Three-year average base compensation for each of Mr. Schultz, Mr. Hoffman, Mr. Recchia and Mr. Herpich, who were participants under the plan as of the end of 2007 is: Mr. Schultz $780,000, Mr. Hoffman $392,275, Mr. Recchia $408,333 and Mr. Herpich $360,000. The benefits under the Supplemental Benefit Plan are not subject to any reduction for Social Security or any other offset amounts. Following his retirement effective January 1, 2008, Mr. Hoffman will commence receiving certain benefits under the Supplemental Benefit Plan on or about July 1, 2008.

In May 2007, in connection with an amendment to his employment agreement, Mr. Hogg was granted the right pursuant to the agreement to receive a supplemental retirement benefit commencing upon retirement, death, disability, change of control or other termination of employment without “Cause” (as defined in Mr. Hogg’s employment agreement) based on Mr. Hogg’s credited service for each year of continuous service with the company, subject to certain vesting requirements. The annual amount of the supplemental benefit is calculated by multiplying Mr. Hogg’s years of credited service by 2% of his average annual base compensation while employed by Valassis for the 36 months immediately preceding retirement or other termination of employment. The normal retirement age is 65 or such earlier time as he is disabled, dies, is terminated without cause or there is a change of control of the company. The amount of supplemental benefit is payable semi-annually for a period of 10 years, commencing six months and a day after his retirement, death or other termination of employment. The employment agreement also provides that Mr. Hogg is entitled to continued medical, prescription and dental benefits on terms similar to those provided under company-sponsored plans for a period of 10 years following retirement or other termination of employment. The benefits under the agreement are provided subject to Mr. Hogg’s compliance with the non-competition and non-solicitation provisions in his employment agreement. If Mr. Hogg violates the non-competition and non-solicitation restrictions he also forfeits the severance amounts and other benefits provided for by the agreement.

The table below shows the present value of accumulated benefits at December 31, 2007 payable to each of the covered named executive officers, including the number of years of service credited to such named executive officers, under our Supplemental Benefit Plan using a discount rate of 5%. The table also shows the present value of accumulated benefits at December 31, 2007 payable to Mr. Hogg pursuant to his employment agreement using a discount rate of 5%.

Name	Plan Name	Number of years of Credited Service (#)	Present Value of Accumulated Benefit(2) ($)
Alan F. Schultz	Supplemental Benefit Plan	23	2,847,975
Robert L. Recchia	Supplemental Benefit Plan	25	1,653,938
Barry P. Hoffman(1)	Supplemental Benefit Plan	26	1,617,183
Richard Herpich	Supplemental Benefit Plan	29	1,689,715
William F. Hogg	Supplemental Benefit	29	408,737

(1)	Mr. Hoffman retired effective January 1, 2008. As noted above, he will commence receiving certain benefits under the Supplemental Benefit Plan on or about July 1, 2008.

(2)

Also includes the estimated incremental lump-sum present value of the payment obligations of our Company with respect to continued medical, prescription and retirement benefits for each of the officers named in the table, calculated in accordance with generally accepted accounting principles for financial reporting purposes assuming (a) termination occurred on December 31, 2007, (b) a 5% discount rate, and (c) increases in the cost of coverage trending from 11% to 5% over the 10-year coverage term.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION

Estimated Payments Upon Death or Disability

In the event of a termination by reason of death or disability of an executive officer (as defined in the respective employment agreements), we are required to pay to such executive or his estate in a lump-sum his annual base salary through the date of termination and any deferred compensation and any accrued vacation pay to the date of termination. If this occurs, Messrs. Schultz and Recchia are also entitled to receive an amount equal to the executive’s pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period).

Estimated Payments Upon Termination For Other Reasons

Under the terms of the employment agreements with Messrs. Schultz and Recchia, if we terminate the executive’s employment other than for Cause (as defined in the respective employment agreements), or if the executive terminates his employment for Good Reason (as defined in the respective employment agreements), then the executive is entitled to receive his base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. The executive is also entitled to receive the pro rata share of his semi-annual bonus for the six-month period in which his employment terminates (based on the achievement of certain performance targets at the end of the six-month period). Under the terms of the employment agreements with Messrs. Herpich and Hogg, if we terminate the executive’s employment other than for Cause (as defined in the respective employment agreements), we are obligated to continue to pay such executive a base salary for the duration of the term of his employment agreement, a lump-sum cash bonus in an amount equal to two times his maximum semi-annual cash bonus for the current six-month period (whether or not earned), and any deferred compensation and any accrued vacation pay to the date of termination. All of the employment agreements with the named executive officers provide that, under certain circumstances, we are also required to maintain our executive’s participation in all employee welfare and medical benefit plans in which the executive was eligible to participate at the time of his termination.

If we terminate the employment of Messrs. Schultz or Recchia for Cause, or any of them terminates his employment with us without Good Reason, such executive officer is entitled to receive any compensation earned through the date of termination and any previously deferred compensation. Following this payment, except as provided below, we will then have no further obligations to the terminated executive officer under his employment agreement. Under the terms of the employment agreements for Messrs. Herpich and Hogg, if we terminate the employment of such executive officer for Cause, we will pay such executive officer any compensation earned through the date of termination and any previously deferred compensation. Following this payment, we will then have no further obligations to the terminated executive officer under his employment agreement.

The employment agreements with our named executive officers prohibit the executives from competing with us during the periods of their scheduled employment with us. In the case of Mr. Herpich and Mr. Hogg, this non-competition provision may continue for up to two years following the termination of his employment, at our option, provided that we pay Mr. Herpich and Mr. Hogg his then-existing annual base salary during the extended period. In the cases of Messrs. Hoffman and Recchia, this non-competition provision continues for up to two years following the termination of their respective employment with us, provided that during the extended period the executives furnish advisory and consulting services to us and we pay such executives, as applicable, their annual base salaries. Mr. Schultz’s employment agreement provides that this non-competition provision extends for seven years after the later of the expiration date of his employment period or severance period, as the case may be, so long as we pay Mr. Schultz his annual base salary during each of the first three years of such seven-year period as well as an amount equal to one-half of such annual base salary during each of the last four years of such period.

Estimated Payments Upon a Change of Control

Upon a change of control (as defined in our applicable stock option plan) all options granted to the named executive officers become fully exercisable. In addition, the employment agreements provide that if any payment provided to these named executive officers on account of such acceleration of exercisability of such options upon a change of control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 or any successor provision, these named executive officers will be entitled to a gross-up payment. Upon a change of control (as defined in our applicable restricted stock plan), shares of restricted stock vest immediately. In addition, a change of control of our Company could result in one or more of the executives being terminated other than for Cause, or one or more of Messrs. Schultz and Recchia terminating his respective employment for Good Reason. In either of these events, the severance arrangements described above would apply.

The tables below describe and quantify certain compensation that would become payable under existing plans and arrangements if the named executive officer’s, other than Mr. Hoffman’s, employment had terminated on December 31, 2007, or if a change of control occurred on that date, given the named executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. Mr. Hoffman retired from our Company effective January 1, 2008. Our payment obligations to Mr. Hoffman in connection with his retirement are described under the heading “—Retirement of Barry P. Hoffman” below. These benefits are in addition to benefits available generally to salaried employees. In addition, the tables below do not include amounts that the participating named executive officers are entitled to under our Supplemental Benefit Plan, which are discussed above under “Pension Benefits.” Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

ALAN F. SCHULTZ

The following table shows the potential payments upon termination or a change of control of the company for Mr. Schultz, our President and Chief Executive Officer.

	Voluntary Termination ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	1,872,000	1,872,000	—	1,872,000	—	—
Accelerated Options(2)	—	0	0	0	—	0	0	0
Accelerated Restricted Stock(3)	—	263,025	263,025	263,025	—	263,025	263,025	263,025
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—
Non-compete(5)	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000	3,900,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	3,900,000	4,163,025	6,035,025	6,035,025	3,900,000	6,035,025	4,163,025	263,025

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period plus a pro rata share of the executive’s semi-annual bonus for the six-month period in which termination occurs (whether earned or not).

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Schultz has options exercisable for 255,000 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than our stock price on December 31, 2007.

(3)	Reflects the shares of restricted stock that would become vested based on a fair market value per share of $11.69.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, we would not be required to pay an excise tax on any employment termination described above in connection with, or upon, a change of control.

ROBERT L. RECCHIA

The following table shows the potential payments upon termination or a change of control of the company for Mr. Recchia, our Executive Vice President, Chief Financial Officer and Treasurer.

	Voluntary Termination ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	3,200,000	3,200,000	—	3,200,000	—	—
Accelerated Options(2)	—	0	0	0	—	0	0	0
Accelerated Restricted Stock(3)	—	78,908	78,908	78,908	—	78,908	78,908	78,908
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—
Non-compete(5)	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	1,000,000	1,078,908	4,278,908	4,278,908	1,000,000	4,278,908	1,078,908	78,908

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period plus a pro rata share of the executive’s semi-annual bonus for the six-month period in which termination occurs (whether earned or not).

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Recchia has options exercisable for 151,666 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than our stock price on December 31, 2007.

(3)	Reflects the shares of restricted stock that would become vested based on a fair market value per share of $11.69.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)	Reflects the estimated value of all future payments (paid bi-weekly) which the executive would be entitled to receive pursuant to the non-competition provision contained in his employment agreement.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, we would not be required to pay an excise tax on any employment termination described above in connection with, or upon, a change of control.

RICHARD HERPICH

The following table shows the potential payments upon termination or a change of control of the company for Mr. Herpich, our Executive Vice President, Sales and Marketing.

	Voluntary Termination ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	1,296,000	1,296,000	—	1,296,000	—	—
Accelerated Options(2)	—	18,250	18,250	18,250	—	18,250	18,250	18,250
Accelerated Restricted Stock(3)	—	78,908	78,908	78,908	—	78,908	78,908	78,908
Continuation of Healthcare Benefits(4)	—	—	—	—	—	—	—	—
Non-compete(5)	720,000	720,000	720,000	720,000	—	720,000	720,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	720,000	817,158	2,113,158	2,113,158	0	2,113,158	817,158	97,158

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period.

(2)

Reflects the intrinsic value of the exercisable options that are in-the-money as of December 31, 2007. Mr. Herpich has options exercisable for 54,095 shares of our common stock which vest upon termination. However, the intrinsic value of 29,095 of the exercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than our stock price on December 31, 2007.

(3)	Reflects the shares of restricted stock that would become vested based on a fair market value per share of $11.69.

(4)	For information regarding the value of all future payments which the executive would be entitled to receive under our health plans, see the section entitled “Pension Benefits.”

(5)

Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement assuming that we decide to enforce the non-competition provision and pay this additional amount.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, we would not be required to pay an excise tax on any employment termination described above in connection with, or upon, a change of control.

WILLIAM F. HOGG, JR.

The following table shows the potential payments upon termination or a change of control of the company for Mr. Hogg, our Executive Vice President of Manufacturing and Client Services.

	Voluntary Termination ($)	Normal Retirement ($)	Involuntary not for Cause ($)	Good Reason ($)	Involuntary for Cause ($)	Change of Control ($)	Disability ($)	Death ($)
Severance(1)	—	—	1,044,000	1,044,000	—	1,044,000	—	—
Accelerated Options(2)	—	0	0	0	—	0	0	0
Accelerated Restricted Stock(3)	—	49,683	49,683	49,683	—	49,683	49,683	49,683
Continuation of Healthcare Benefits(4)	—	—	9,616	9,616	—	9,616	—	—
Non-compete(5)	580,000	580,000	580,000	580,000	—	580,000	580,000	—
Estimated Tax Gross-up(6)	—	—	—	—	—	0	—	—

Total	580,000	629,683	1,683,299	1,683,299	0	1,683,299	629,683	49,683

(1)

Reflects (i) annual base salary paid bi-weekly for the remainder of the term of the executive’s employment agreement following termination, plus (ii) a lump-sum bonus equal to two times the executive’s maximum semi-annual cash bonus for the current six-month period.

(2)

Reflects the value of options that become fully exercisable following the date of termination. Mr. Hogg has options exercisable for 89,583 shares of our common stock which vest upon termination. However, the intrinsic value of the unexercisable options as of December 31, 2007 was $0 because the exercise price of each option was higher than our stock price on December 31, 2007.

(3)	Reflects the shares of restricted stock that would become vested based on a fair market value per share of $11.69.

(4)

Reflects the estimated lump-sum present value of our payment obligations with respect to continued medical and welfare benefits for the executive, calculated in accordance with generally accepted accounting principles for financial reporting purposes assuming (a) termination occurred on December 31, 2007, (b) a 5% discount rate, and (c) increases in the cost of coverage trending from 11% to 9% over the coverage term. The executive is entitled to continued benefits following termination until the date of termination of his employment agreement; provided that if the executive becomes employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, our payment obligations shall be reduced.

(5)

Reflects the estimated value of all future potential payments (paid bi-weekly) which the executive may be entitled to receive pursuant to the non-competition provision contained in his employment agreement assuming that we decide to enforce the non-competition provision and pay this additional amount.

(6)

Under the executive’s employment agreement, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive by Section 280G and Section 4999 of the Internal Revenue Code and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G and Section 4999 excise taxes. Based on our estimates, we would not be required to pay an excise tax on any employment termination described above in connection with, or upon, a change of control.

RETIREMENT OF BARRY P. HOFFMAN

Upon his retirement, which was effective January 1, 2008, Mr. Hoffman became entitled to receive the following payments and benefits.

Accelerated Options (#)		Accelerated Restricted Stock (#)		Supplemental Benefit Plan ($)		Bonus Payment ($)		Contribution to Employee Profit Sharing Plan ($)		Non-Compete ($)		Vacation ($)
110,416	(1)	3,000	(2)	1,994,070	(3)	161,460	(4)	13,500	(5)	807,300	(6)	31,050

(1)

Reflects the total amount of Mr. Hoffman’s options that automatically vested upon his retirement, however such options will expire if they are not exercised by July 2, 2008. This total amount represents the following accelerated grants, together with their applicable exercise prices: 18,750 options granted on April 1, 2003 ($25.71), 18,750 options granted on October 1, 2003 ($26.90), 56,250 options granted on April 1, 2006 ($29.37) and 16,666 options granted on January 1, 2007 ($14.50). The closing market price of our stock as of March 5, 2008 was $11.34.

(2)

Reflects the shares of restricted stock that automatically vested upon Mr. Hoffman’s retirement. Based on the closing market price of our stock as of December 31, 2007, which was $11.69, the fair market value of the accelerated restricted stock was $35,070.

(3)	Reflects the total supplemental benefit that Mr. Hoffman is entitled to receive under our Supplemental Benefit Plan, which is payable for 10 years commencing upon his retirement.

(4)	Reflects a lump-sum bonus equal to 80% of Mr. Hoffman’s maximum semi-annual cash bonus for the six-month period ended December 31, 2007.

(5)	Reflects contributions to be made on behalf of Mr. Hoffman to our Employees’ Profit Sharing Plan.

(6)	Reflects the total amount Mr. Hoffman is entitled to receive pursuant to the consulting and non-competition provision contained in his employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2007 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including our Broad-Based Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our 2002 Long-Term Incentive Plan, our Executive Restricted Stock Award Plan, our Employee and Director Restricted Stock Award Plan, our 2005 Executive Restricted Stock Plan, our 2005 Employee and Director Restricted Stock Award Plan, and our ADVO Inc. 2006 Incentive Compensation Plan, as amended.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Option(s)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders(1)	5,266,832	$29.03	512,236
Equity Compensation Plans Not Approved by Stockholders(2)	1,842,671	$23.06	7,814,329

(1)

Consists of our 2002 Long-Term Incentive Plan, our Amended and Restated 1992 Long-Term Incentive Plan, our Executive Restricted Stock Award Plan, our Employee and Director Restricted Stock Award Plan, our 2005 Executive Restricted Stock Plan and our 2005 Employee and Director Restricted Stock Award Plan.

(2)	Consists of our Broad-Based Incentive Plan and our ADVO, Inc. 2006 Incentive Compensation Plan, which we assumed in connection with our acquisition of ADVO.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of our common stock by our directors, our named executive officers as well as all of our directors and executive officers as a group, as of March 5, 2008. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For purposes of calculating the percentage beneficially owned, the number of shares of our common stock includes 48,041,472 shares of our common stock outstanding as of March 5, 2008 and the shares of our common stock subject to options held by the person or group that are currently exercisable or exercisable within 60 days from March 5, 2008. The address of all persons listed below is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152.

Name	Shares Beneficially Owned(1)		Percent
Joseph B. Anderson	12,494	(2)	*
Patrick F. Brennan	57,686	(3)	*
Kenneth V. Darish	49,753	(4)	*
Richard Herpich	269,052	(5)	*
Barry P. Hoffman	439,043	(6)	*
William F. Hogg, Jr.	383,050	(7)	*
Dr. Walter H. Ku	40,033	(8)	*
Robert L. Recchia	309,585	(9)	*
Marcella A. Sampson	55,186	(10)	*
Alan F. Schultz	1,019,331	(11)	2.1%
Wallace S. Snyder	350
Faith Whittlesey	81,994	(12)	*
All executive officers and directors as a group (12 persons)	2,436,931	(13)	5.1%

*	Less than 1.0%.

(1)	Unless otherwise noted, each director and executive officer has sole voting and investment power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes currently exercisable options to purchase 10,000 shares of common stock granted to independent directors pursuant to our executive long-term incentive plans.

(3)	Includes currently exercisable options to purchase 49,000 shares of common stock granted to independent directors pursuant to our executive long-term incentive plans.

(4)	Includes currently exercisable options to purchase 44,000 shares of common stock granted to independent directors pursuant to our executive long-term incentive plans.

(5)	Includes currently exercisable options to purchase 244,662 shares of common stock granted pursuant to our executive long-term incentive plans.

(6)

Includes currently exercisable options to purchase 402,550 shares of common stock pursuant to our executive long-term incentive plans. Mr. Hoffman retired from his position with our Company effective January 1, 2008. See “Potential Payments and Benefits Upon Termination” for further discussion regarding the terms of Mr. Hoffman’s retirement.

(7)	Includes currently exercisable options to purchase 364,923 shares of common stock pursuant to our executive long-term incentive plans.

(8)	Includes currently exercisable options to purchase 35,000 shares of common stock granted pursuant to our executive long-term incentive plans.

(9)	Includes currently exercisable options to purchase 259,584 shares of our common stock granted pursuant to our executive long-term incentive plans.

(10)	Includes currently exercisable options to purchase 49,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(11)	Includes currently exercisable options to purchase 828,125 shares of our common stock pursuant to our executive long-term incentive plans.

(12)	Includes currently exercisable options to purchase 68,000 shares of our common stock granted to independent directors pursuant to our executive long-term incentive plans.

(13)	This number includes currently exercisable options to purchase 2,099,628 shares of our common stock pursuant to our executive long-term incentive plans.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2007 all Section 16(a) filing requirements applicable to our officers and directors were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information concerning the ownership of our common stock by all holders who beneficially owned more than 5% of the outstanding shares of our common stock as of March 5, 2008.

Name and Address of Beneficial Owner	Beneficial Ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, Inc.(1) 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	5,057,500	10.55%
Citadel Investment Group, L.L.C.(2) 131 S. Dearborn Street, 32nd Floor Chicago, IL 60603	3,128,766	6.50%
Delta Partners LLC(3) One International Place, Suite 2401 Boston, MA 02110	4,337,300	9.10%
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	3,195,065	6.66%
LeGrange Capital Partners, L.P.(5) 570 Lexington Avenue, 27th Floor New York, NY 10022	2,507,679	5.20%
North Run Capital LP(6) One International Place, Suite 2401 Boston, MA 02110	3,894,100	8.12%
Hotchkis and Wiley Capital Management, LLC(7) 725 South Figueroa Street, 39th Floor Los Angeles, California 90017-5439	5,518,200	11.50%
Prides Capital Partners, L.L.C.(8) 200 High Street, Suite 700 Boston, MA 02110	3,552,200	7.40%

(1)

According to information contained in a Schedule 13G filed with the SEC on February 13, 2008, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 2,804,500 shares of our common stock and sole dispositive power with respect to 5,057,500 shares of our common stock.

(2)

According to information contained in a Schedule 13G filed with the SEC on February 28, 2008, Citadel Investment Group, L.L.C. (“Citadel”) has shared voting and dispositive power with respect to 3,128,766 shares of our common stock. In addition, the filing reports that Citadel shares this voting power with the following reporting persons: Citadel Investment Group II, L.L.C., Citadel Limited Partnership, Kenneth Griffin, Citadel Holdings I LP, Citadel Holdings II LP, Citadel Advisors LLC, Citadel Equity Fund Ltd., Citadel Derivatives Group LLC and Citadel Derivatives Trading Ltd.

(3)

According to information contained in a Schedule 13G/A filed with the SEC on February 11, 2008, Delta Partners LLC (“Delta”) has shared voting and dispositive power with respect to 4,337,300 shares of our common stock. In addition, the filing reports that Delta shares this voting power with the following reporting persons: Charles Jobson and Prism Offshore Fund, Ltd. In addition, the filing reports that shares reported for Delta Partners LLC and Charles Jobson include shares beneficially owned by Prism Partners L.P., Prism Offshore Fund Limited, Prism Partners QP, LP and one separate unnamed account.

(4)	According to information contained in a Schedule 13G filed with the SEC on February 14, 2008, FMR LLC has sole dispositive power with respect to 3,195,065 shares of our common stock.

(5)

According to information contained in a Schedule 13G filed with the SEC on February 14, 2008, LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Capital Administration, L.L.C. and Frank LaGrange Johnson beneficially own 2,507,679 shares of our common stock.

(6)

According to information contained in a Schedule 13G/A filed with the SEC on February 14, 2008, North Run Capital, LP, North Run GP, LP, North Run Advisors, LLC, Todd B. Hammer and Thomas B. Ellis have sole voting and dispositive power with respect to 3,894,100 shares of our common stock. In addition, the filing contained a Joint Filing Agreement, dated February 14, 2008, between the aforementioned parties authorizing the joint filing of the Schedule 13G/A.

(7)

According to information contained in a Schedule 13G/A filed with the SEC on February 14, 2008, Hotchkis and Wiley Capital Management, LLC, in its capacity as investment advisor, has sole voting power with respect to 4,026,700 shares of our common stock and sole dispositive power with respect to 5,518,200 shares of our common stock, which includes shares held by Hotchkis and Wiley Mid-Cap Value Fund.

(8)

According to information contained in a Schedule 13D filed with the SEC on January 22, 2008, Prides Capital Partners, L.L.C. (“Prides”) has shared voting and dispositive power with respect to 3,552,200 shares of our common stock. In addition, the filing reports that Prides shares this voting power with the following reporting persons: Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick and Charles E. McCarthy.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of the three directors named below. It operates pursuant to a written charter adopted by our Board of Directors which can be viewed in the “Investors/Corporate Governance” section of the Company’s Web site at www.valassis.com.

The role of the Audit Committee is to assist our Board of Directors in its oversight of the Company’s financial reporting process. Our Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange and the rules and regulations promulgated by the SEC. As set forth in the Audit Committee Charter, the management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has considered and discussed with management and the Company’s independent auditors, Deloitte & Touche LLP, the audited financial statements for the year ended December 31, 2007 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2007. Our Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. Finally, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect and discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee also considered whether Deloitte & Touche LLP’s non-audit services, including tax consulting and benefit plan services are compatible with maintaining Deloitte & Touche LLP’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reviews and discussions referred to above, in reliance on management and the independent registered accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

This Audit Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Patrick F. Brennan, Chairman

Kenneth V. Darish

Wallace S. Snyder

APPROVAL OF THE VALASSIS COMMUNICATIONS, INC. 2008 SENIOR EXECUTIVES SEMI-ANNUAL BONUS PLAN (PROPOSAL 2)

On February 28, 2008, our Board of Directors approved, subject to stockholder approval, the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to provide “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). Section 162(m) generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated executive officers of a public company, excluding the chief financial officer. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In order for compensation to qualify as “performance-based,” the compensation may be paid only when the performance goals associated with such compensation are attained. In addition, among other requirements, the performance goals must be approved by our stockholders.

We currently maintain an executive bonus plan, the Valassis Communications, Inc. Amended and Restated Senior Executives Annual Bonus Plan (the “Prior Plan”), that is intended to comply with the requirements of Section 162(m) of the Code. Under the Prior Plan, our Compensation/Stock Option Committee may only award bonuses that are based on the achievement of performance goals relating to earnings per share. With our acquisition of ADVO and the changes that this has brought to the size and complexity of our Company, our Board of Directors has determined that it is in the best interest of our Company and our stockholders to provide for the flexibility to grant bonus awards that are subject to the achievement of a wide variety of objective performance goals, as further described below. Other than in this respect, the Bonus Plan provides for awards that are similar to those under the Prior Plan. If our stockholders approve the Bonus Plan, no further bonuses will be awarded under the Prior Plan.

Our Board of Directors seeks stockholder approval of the Bonus Plan in order to qualify payments thereunder as “performance-based compensation” that is exempt from the $1 million deduction limit. If stockholders do not approve the Bonus Plan, the conditional award granted to our Chief Executive Officer under the Bonus Plan described below will be void and he will instead receive awards under the Prior Plan. The Internal Revenue Service has recently issued new guidance on what constitutes “performance-based compensation” for purposes of Section 162(m). We intend to evaluate this guidance in light of the Bonus Plan and the provisions of individual employment agreements. This guidance may effect the deductibility of compensation paid by our Company in future years.

Description of the Bonus Plan

The following is a summary of the material features of the Bonus Plan. The Bonus Plan provides for awards that are similar to those under the Prior Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Bonus Plan, which is attached to this proxy statement as Exhibit C.

Purpose. The purpose of the Bonus Plan is to provide an incentive for selected officers of our Company to improve corporate performance by providing each participating officer with an opportunity to receive a cash bonus payment based upon the attainment of certain performance goals, thus motivating such officers to stimulate our Company’s overall growth and success.

Eligible Participants. Our Chief Executive Officer and any other executive officer of our Company who has been designated by our Compensation/Stock Option Committee as likely to have the deductibility of his or her compensation limited by Section 162(m) of the Code are eligible to participate in the Bonus Plan.

Award Types. The Bonus Plan provides for the award and payment of cash bonuses that are intended to qualify as “performance-based compensation.” Bonuses are expressed as a percentage of a participant’s annual base salary. Bonuses under the Bonus Plan will be paid if certain performance goals are met over a six-month performance period.

Performance Goals; Terms of Awards. Our Compensation/Stock Option Committee will determine the terms and conditions of each award under the Bonus Plan. Our Compensation/Stock Option Committee will establish objective performance-based goals for bonuses awarded under the Bonus Plan. Permissible performance goals include any one of the following or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

(a)	General Financial Objectives:

•	Increasing our Company’s net sales;

•

Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

•

Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for our Company, an affiliate, or a business unit;

•	Achieving a target return on our Company’s (or an affiliate’s) capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of the shares;

•	Increasing our Company’s (or an affiliate’s) market share to a specified target level;

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs; and

•	Achieving a target level of cash flow.

(b)	Operational Objectives:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new clients in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses; and

•	Expanding into other markets.

(c)	And any other criteria established by our Compensation/Stock Option Committee (but only if such other criteria are approved by our stockholders).

Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

For each six-month performance period, awards shall meet the following requirements:

•	The performance goals will be established by our Compensation/Stock Option Committee no later than the 45th day of the performance period.

•	Our Compensation/Stock Option Committee will determine whether the performance goals have been satisfied and the amount of bonuses paid under the Bonus Plan.

•	No bonus will be payable under the Bonus Plan until our Compensation/Stock Option Committee certifies in writing that the performance goals associated with the bonus have been satisfied.

•	Our Compensation/Stock Option Committee has the ability to reduce or eliminate (but not increase) a bonus payable to a plan participant (subject to the terms of any individual employment agreements).

Maximum Payment. The maximum bonus that a participant in the Bonus Plan may earn with respect to any six-month performance period is $1,500,000.

Payment Date. Payment will be made in a lump sum no later than sixty (60) days after the end of the applicable six-month performance period.

Termination of Employment. Subject to the terms of any individual employment agreements, if a Bonus Plan participant’s employment is terminated by our Company due to death, disability, or without cause or if the participant resigns for good reason, the participant (or his beneficiary, in the event of death) shall receive a pro rata share of the bonus award for the six-month measurement period in which he terminates employment, based on actual performance. Any such pro-rata bonus will be paid at the same time as bonuses are paid to other participants in the Bonus Plan.

Term of the Plan. The Bonus Plan will continue for 10 years from the date of approval by our stockholders, unless it is terminated earlier by our Board of Directors. The regulations under Section 162(m) of the Code require that stockholders re-approve the performance goals under the Bonus Plan no later than the first stockholders meeting that occurs in 2013. To the extent necessary to comply with the requirements of Section 162(m) of the Code, the payment of bonuses under the Bonus Plan will be subject to approval of the performance goals under the Bonus Plan by our stockholders.

Administration. The Bonus Plan shall be administered by our Compensation/Stock Option Committee. Our Compensation/Stock Option Committee will have authority to interpret and administer the Bonus Plan, and any such determinations shall be final and binding on all participants in the Bonus Plan.

Withholding. All bonus payments will be subject to withholding of applicable federal, state, local, or other taxes.

Amendment and Termination. Our Board of Directors may amend, suspend, or terminate the Bonus Plan, provided that no such action will apply to any bonus award made prior to the date of such action, unless such change is necessary to satisfy applicable law, meet the requirements of an accounting standard or avoid any adverse accounting treatment.

Impact on the Prior Plan. No further awards will be granted under the Prior Plan if stockholders approve the Bonus Plan.

New Plan Benefits. Our Compensation/Stock Option Committee has granted the following target bonus award under the Bonus Plan to Mr. Schultz, our Chief Executive Officer, for 2008, subject to stockholder approval of the Bonus Plan. If stockholders do not approve the Bonus Plan, the award to Mr. Schultz under this plan will become void and he will instead receive awards under our existing Amended and Restated Senior Executives Annual Bonus Plan. If the Bonus Plan is approved by our stockholders, any future grants of awards thereunder that will be made to other eligible participants are subject to the discretion of our Compensation/Stock Option Committee and, therefore, are not determinable at this time.

Bonus Plan

Name and Position	% of Base Salary
Alan F. Schultz, Chief Executive Officer and President	100	(1)
Robert L. Recchia, Executive Vice President, Chief Financial Officer and Treasurer	—
Barry P. Hoffman, Executive Vice President, General Counsel and Secretary	—
Richard Herpich, Executive Vice President, Sales and Marketing	—
William F. Hogg, Jr., Executive Vice President of Manufacturing and Client Services	—
Executive officers as a group	—
Non-employee directors as a group	—
Non-executive employees as a group	—

(1)	This percentage is based on the target bonus award for the six-month period ended June 30, 2008.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting is required for approval of the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE BONUS PLAN.

APPROVAL OF THE VALASSIS COMMUNICATIONS, INC. 2008 OMNIBUS INCENTIVE COMPENSATION PLAN (PROPOSAL 3)

On February 28, 2008, our Board of Directors approved, subject to stockholder approval, the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). We are submitting the Omnibus Plan to our stockholders for approval, which is required under the terms of the Omnibus Plan for awards under the Omnibus Plan to be valid and effective. We are also seeking stockholder approval in accordance with the requirements of the New York Stock Exchange and in order for certain awards under the Omnibus Plan to qualify as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Code.

We believe that appropriate equity incentives are important to attract and retain the highest caliber of employees, to link incentive reward to company performance, to encourage employee ownership in our Company, and to align the interests of employees, consultants and directors to those of our stockholders. The approval of the Omnibus Plan will enable us to continue to provide such incentives.

In connection with our acquisition of ADVO, Inc. in 2007, we assumed the ADVO, Inc. 2006 Incentive Compensation Plan (the “ADVO Plan”). As of February 29, 2008 there were 7,086,981 shares of our common stock available for issuance under the ADVO Plan. Under applicable New York Stock Exchange rules, these available shares can only be used for equity awards to be granted to individuals who at the time of the ADVO acquisition were not employed by Valassis. The Omnibus Plan provides for awards that are similar to those under the ADVO Plan. If our stockholders approve the Omnibus Plan, we will decrease the number of shares available for grant under the ADVO Plan so that the aggregate number of shares of our common stock available for grant under both the Omnibus Plan and the ADVO Plan is the same as the number of shares available for grant under the ADVO Plan as of February 29, 2008, subject to certain further adjustments relating to the Prior Plans as described immediately below. As a result, approval of the Omnibus Plan will not result in any additional dilution to our outstanding shares. If our stockholders do not approve the Omnibus Plan, the ADVO Plan will continue in existence and we will continue to grant awards under it.

The Omnibus Plan is also intended to be a successor to the Company’s 2002 Long-Term Incentive Plan, Broad-Based Incentive Plan, 2005 Executive Restricted Stock Plan and 2005 Employee and Director Restricted Stock Award Plan (collectively, the “Prior Plans”). As of February 29, 2008, there were 329,870 shares of common stock available for issuance under the Prior Plans. If our stockholders approve the Omnibus Plan, any shares that then remain available for grant under the Prior Plans will be transferred to the Omnibus Plan and no further awards will be granted under the Prior Plans.

If the Omnibus Plan is not approved by our stockholders, any awards that have previously been granted under the Omnibus Plan will be void and no future awards will be granted thereunder. However, our Compensation/Stock Option Committee may grant awards under our existing equity plans, including the ADVO Plan, if our stockholders do not approve the Omnibus Plan.

Description of the Omnibus Plan

The following is a summary of the material features of the Omnibus Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the Omnibus Plan, which is attached to this proxy statement as Exhibit D.

Purposes of the Omnibus Plan. The purposes of the Omnibus Plan are to assist us in attracting, retaining and rewarding high-quality executives, employees and other persons who provide services to us or our subsidiaries, enabling such persons to acquire a proprietary interest in our Company and providing them with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

Administration. The Omnibus Plan will be administered by the Compensation/Stock Option Committee of our board (referred to as the “committee”). The committee (or a subcommittee thereof, to the extent necessary) will be composed of two or more members of our board who are not our employees or consultants. The Omnibus Plan gives the committee discretion to make awards under the Omnibus Plan, to set the terms of award agreements (including the type and amount of any award), to establish rules for the interpretation and administration of the Omnibus Plan, and to make other determinations and take other actions consistent with the terms and purposes of the Omnibus Plan.

The committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the Omnibus Plan and to determine the amount and types of awards granted to individuals who are selected.

Eligibility. Executive officers, officers, other employees, directors and consultants of our Company and our subsidiaries and affiliates are eligible to participate in the Omnibus Plan. This group currently includes 9 directors and approximately 7,500 executive officers, officers, other employees and consultants.

Shares Available for Awards. If the Omnibus Plan is approved, 7,000,000 shares of our common stock will be reserved for awards under this plan. In addition, the shares of common stock available for issuance under the Prior Plans will be transferred to the Omnibus Plan. Shares delivered under the Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by us. On February 29, 2008, the closing price of a share of our common stock was $11.22.

Shares reserved for awards that lapse or are canceled, together with shares withheld or surrendered in payment of any exercise price or tax obligation with respect to an award, will be available for future grant under the Omnibus Plan. Substitute awards may be granted under the Omnibus Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of an acquired company in a merger or consolidation. Substitute awards will not count against the share limit under the Omnibus Plan. Awards other than stock options and restricted stock may be settled in media other than common stock, such as cash.

Individual Limits. In any year, an eligible employee, consultant, or director may receive under the Omnibus Plan stock options or stock appreciation rights with respect to no more than 1,000,000 shares and restricted stock, restricted stock units, performance awards or other awards with respect to no more than 1,000,000 shares. The maximum cash amount that may be earned under the Omnibus Plan as an annual cash award by any participant is $3,000,000 and the maximum cash amount that may be earned in respect of an award having a performance period other than an annual period is $7,000,000.

Adjustments. The aggregate number of shares under the Omnibus Plan, the class of shares as to which awards may be granted and the exercise price of and number of shares covered by each outstanding award are subject to adjustment in the event of a stock dividend, recapitalization or certain other corporate transactions.

Types of Awards. The Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options. The Omnibus Plan prohibits the repricing of outstanding stock options. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. Stock appreciation rights may be settled in cash, common stock or a combination of the two, as determined by the committee. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock, cash or a combination thereof based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited. The committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards. The Omnibus Plan also authorizes the committee to grant other types of equity-based compensation, including dividend equivalents, stock in lieu of a bonus, awards that may be settled in cash and other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on our common stock. For example, the committee may grant awards that are based on the achievement of performance goals (described below).

Vesting and Performance Objectives. Awards under the Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the committee as vesting conditions must be based on any one of the following performance goals or combination thereof which may be applicable on a company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

(a)	General Financial Objectives:

•	Increasing our Company’s net sales;

•

Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

•

Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for our Company, an affiliate, or a business unit;

•	Achieving a target return on our Company’s (or an affiliate’s) capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of the shares;

•	Increasing our Company’s (or an affiliate’s) market share to a specified target level;

•	Achieving or maintaining a share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs; and

•	Achieving a target level of cash flow.

(b)	Operational Objectives:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new clients in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses; and

•	Expanding into other markets.

(c)	And any other criteria established by the committee (but only if such other criteria are approved by our stockholders).

Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions.

Nontransferability. In general, awards under the Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the committee may allow the transfer of awards (other than incentive stock options and stock appreciation rights granted in tandem with such options) to persons or to a trust or partnership designated by a participant.

Change in Control. Unless otherwise provided for in an individual award agreement, upon a change in control (as defined in the Omnibus Plan), all outstanding and unexercised options and stock appreciation rights will become fully vested and exercisable and will remain exercisable for the balance of their terms and all restrictions applicable to other awards will lapse and such awards will become fully vested. The treatment of any performance-based award will be provided for in individual award agreements.

Withholding. We are authorized to withhold from any award granted and any payment relating to any award under the Omnibus Plan any applicable taxes. In the discretion of the committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. Our board or the committee may amend, alter, suspend, or terminate the Omnibus Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), any such amendment will be subject to stockholder approval. Without the consent of an affected participant, no action may materially and adversely affect the rights of such participant under any previously granted award, without his or her consent.

Effective Date and Duration. The Omnibus Plan’s effective date is February 28, 2008. However, the Omnibus Plan and any awards will be null and void if the Omnibus Plan is not approved by the our stockholders before any compensation under the Omnibus Plan is paid. Unless it is terminated sooner, the Omnibus Plan will terminate upon the earlier of the 10th anniversary of the effective date or the date all shares available for issuance under the Omnibus Plan have been issued and vested.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Omnibus Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Omnibus Plan are exempt from or comply with the rules under Section 409A of the Code related to nonqualified deferred compensation.

Stock Options. The grant of a stock option will have no tax consequences to grantee or to our Company. In general, upon the exercise of an incentive stock option, the grantee will not recognize income and we will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and we will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the grantee or to our Company. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and we will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to our Company. When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. We will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and we will generally be entitled to a tax deduction in the same amount.

Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) we will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its four other most highly compensated officers (other than the chief financial officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The Omnibus Plan permits the grant of awards that qualify as performance-based compensation (such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as restricted stock and restricted stock units that are not conditioned on achievement of performance goals). If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m), they will be fully deductible by us. The Internal Revenue Service, however, has recently issued new guidance on what constitutes “performance-based compensation” for purposes of Section 162(m). We intend to evaluate this guidance in light of the performance-based awards granted under the Omnibus Plan and the provisions of individual employment agreements. This guidance may effect the deductibility of compensation paid by us in future years.

New Plan Benefits. The committee has granted the following options to purchase common stock under the Omnibus Plan, subject to stockholder approval of the Omnibus Plan. If the Omnibus Plan is approved by our stockholders, any future grants of awards thereunder that will be made to other eligible executive officers, employees and directors to are subject to the discretion of the committee and, therefore, are not determinable at this time.

Omnibus Plan

Name and Position
Alan F. Schultz, Chief Executive Officer and President	450,000
Robert L. Recchia, Executive Vice President, Chief Financial Officer and Treasurer	100,000
Barry P. Hoffman, Executive Vice President, General Counsel and Secretary	—
Richard Herpich, Executive Vice President, Sales and Marketing	100,000
William F. Hogg, Jr., Executive Vice President of Manufacturing and Client Services	40,000
Executive officers as a group	20,000
Non-employee directors as a group	—
Non-executive employees as a group	233,000

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting is required for approval of the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE OMNIBUS PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL 4)

The Audit Committee of our Board of Directors has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, as our auditors for the 2008 fiscal year, subject to the ratification of such appointment by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 1997.

If the appointment of Deloitte & Touche LLP for the 2008 fiscal year is not ratified by the stockholders, the Audit Committee of our Board of Directors will appoint other independent accountants whose appointment for any period subsequent to the next annual meeting of stockholders will be subject to the approval of stockholders at that meeting. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement should he or she so desire. The representative will also be available to respond to appropriate questions from stockholders during the meeting.

Ratification of the selection of Deloitte & Touche LLP as independent public accountants will require the affirmative vote of holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

Independent Auditors Fees

Deloitte & Touche LLP Fees

The following table sets forth approximate aggregate fees billed to us for fiscal years ending December 31, 2006 and December 31, 2007 by Deloitte & Touche LLP:

	2006 ($)	2007 ($)
Audit Fees(1)	541,045	1,330,693
Audit-Related Fees(2)	146,116	217,201
Tax Fees(3)	359,070	425,802
All Other Fees(4)	—	21,219

Total	1,046,231	1,994,915

(1)

Audit fees consisted of: audit work performed in the preparation of our financial statements included in our Form 10-K and a review of our financial statements included in our Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting (for 2006 only); and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted principally of services with respect to merger and acquisition due diligence and audit services and other attestation services.

(3)	Tax fees consisted of fees for tax services such as tax compliance, tax planning and tax advice.

(4)

All Other Fees consists of work performed by Deloitte & Touche LLP that is not within the above categories, including consulting services provided in connection with the reorganization or certain of our foreign operations .

Our Audit Committee Charter provides that all audit and non-audit services to be performed by our independent public auditors must be approved in advance by the Audit Committee. As permitted by the Exchange Act, the Audit Committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All such approvals are presented to the Audit Committee at its next scheduled meeting.

As permitted by the Exchange Act, our Audit Committee Charter permits the waiver of the pre-approval requirements for services other than audit services if certain conditions are met. All audit-related services, tax services and other services were pre-approved by the Audit Committee which considered that the provision of such services was compatible with maintaining the independence of Deloitte & Touche LLP in the conduct of its auditing functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our Policy on Related Person Transactions, we review all relationships and transactions in which our Company and our directors and executive officers, or their immediate family members, are participants to determine whether such persons have a direct or indirect material interest.

Our Ethics Officer is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all material related person transactions be presented to our Corporate Governance/Nominating Committee. As required under the SEC rules, transactions that are determined to be directly or indirectly material to our Company or a related person are disclosed in our proxy statement. In addition, our Corporate Governance/Nominating Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review, the Corporate Governance/Nominating Committee considers the nature of the related person’s interest in the transaction, the material terms of the transaction, including the amount of such transaction, the importance of the transaction to the related person, the importance of the transaction to our Company, the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally and any other matter that our Corporate Governance/Nominating Committee deems appropriate.

We do not have any related person transactions.

GENERAL

Other Matters

Our Board of Directors does not know of any matters that are to be presented at the annual meeting other than those stated in the notice of annual meeting and referred to in this proxy statement. If any other matters should properly come before the annual meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2007 which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to stockholders together with this proxy statement.

Any shareholder can access our Corporate Governance Guidelines and Policy on Related Person Transactions and the Charters of the Audit Committee, Compensation/Stock Option Committee and Corporate Governance/Nominating Committee in the “Investors/Corporate Governance” section of our Web site at www.valassis.com. In addition, our Code of Business Conduct and Ethics can also be accessed in the “Investors/Corporate Governance” section of our Web site at www.valassis.com. We will disclose any future amendments to, or waivers from, certain provisions of our Code of Business Conduct and Ethics on our Web site following such amendment or waiver. Any shareholder may also obtain a print copy of these documents by writing to Todd Wiseley, Vice President, Administration and Secretary, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152.

Our policy is that our directors must attend our annual meeting of stockholders absent exceptional circumstances. All of the members of our Board of Directors attended the 2007 annual meeting of Stockholders, except for Wallace S. Snyder who was not a member of our Board of Directors at such time.

Stockholder Communications

Any shareholder or interested party wishing to communicate with any of our directors regarding us may write to the director in care of Todd Wiseley, Vice President, Administration and Secretary, Valassis Communications, Inc., 19975 Victor Parkway, Livonia, MI 48152. The Corporate Secretary will forward any such communications to the directors in accordance with the shareholder communications policy approved by the independent directors.

Solicitation of Proxies

The cost of solicitation of proxies in the accompanying form will be borne by us, including expenses in connection with preparing and mailing this proxy statement. In addition to solicitation of proxies by mail, our directors, officers and employees (who will receive no additional compensation therefore) may solicit the return of proxies by telephone, telegram or personal interview. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Each holder of our common stock who does not expect to be present at the annual meeting or who plans to attend but who does not wish to vote in person is urged to fill in, date and sign the proxy and return it promptly in the enclosed return envelope or vote by telephone or on the Internet.

Stockholder Proposals

If any of our stockholders intends to present a proposal for consideration at the next annual meeting of stockholders and desires to have such proposal included in the proxy statement and form of proxy distributed by our Board of Directors with respect to such meeting pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received in writing at our principal executive offices, 19975 Victor Parkway, Livonia, Michigan 48152, Attention: Todd Wiseley, Vice President, Administration and Secretary not later than November 20, 2008. In addition, SEC rules permit management to vote proxies in its discretion if we: (i) receive notice of the proposal prior to the close of business on February 4, 2009, and advise stockholders in the 2009 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) do not receive notice of the proposal prior to the close of business on February 4, 2009.

By Order of the Board of Directors,

TODD WISELEY
Secretary

Exhibit A

Director Independence Criteria

Valassis Communications, Inc.

Guidelines for Determining Independence of Board Members

Under the New York Stock Exchange rules, our Board of Directors is required to determine whether or not each Director is independent. To find that a Director is independent, the Board of Directors must determine that the Director has no material relationship with us. To assist the Board in this analysis, the Board of Directors has adopted the following guidelines as to what constitutes a material relationship. These guidelines apply to a Director and to members of the Director’s immediate family. Each of the guidelines applies to conditions that exist now or within the preceding three years.

1.	Employment by the Company; Compensation.

A.	Employment as an Executive Officer.

B.	Receipt from the Company of $100,000 per year in direct compensation other than Director and Committee fees and pension or other forms of deferred compensation for prior service. Compensation received by an immediate family member for service as a non-executive employee need not be considered.

2.	Relationship with Internal or External Auditor. Affiliation with or employment by a current or former internal or external auditor. In the case of an immediate family member, employment means employment in a professional capacity.

3.	Interlocks. Employment as an executive officer of another company where any of our present executives serve on the other company’s compensation committee.

4.	Relationships with Vendors and Suppliers. Employment by a company that makes payment to or receives payment from us for property or services in an amount which in any single fiscal year exceeds the greater of $1,000,000 or 2% of our consolidated gross revenues.

5.	Relationship with Charitable Organizations. Service as an executive officer of any charitable organization, if contributions by us to the charitable organization exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues in any fiscal year.

6.	Definitions.

A.	The term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, brothers-and sisters-in-law and anyone (other than domestic employees) sharing a person’s home.

B.	The term “affiliates” means any corporation or other entity that is controlled by or is under common control with another entity.

7.	General. The independence determination for a Director with a relationship not within the preceding guidelines shall be made after considering all relevant facts and circumstances, the overriding concern being independence from management. Any determination that a Director who has a material relationship with the Company under these guidelines is independent must be specifically explained in the proxy statement.

A-1

Exhibit B

Criteria for Considering Potential Nominees to the Board of Directors

Our Corporate Governance/Nominating Committee has adopted the following set of preferred characteristics for candidates for members to our Board of Directors: (i) demonstrated personal integrity and ethics in business, professional and personal life; (ii) commitment to serve the best interests of all of our stockholders; (iii) willingness to be an active participant in all Board of Directors and committee activities; (iv) contribution to the overall diversity of our Board of Directors; (v) collegial in outlook and the ability to advance constructive discussion of Board of Directors issues; and (vi) business, financial, professional, academic or public policy expertise which will contribute to the overall mix of skills and perspectives represented on our Board of Directors.

B-1

Exhibit C

Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan

1.	Objectives. Valassis Communications, Inc. (the “Company”) hereby establishes the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan (the “Plan”) as an incentive for selected officers of the Company to improve corporate performance by providing each participating officer with an opportunity to receive a cash bonus payment based upon the attainment of certain performance criteria, and thus motivating such officers to stimulate the Company’s overall growth and success, while also maximizing the deductibility of such compensation for the Company’s income tax purposes.

2.	Definitions. The following terms shall have the meanings indicated when used in the Plan:

(a)	“Affiliate” means any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Award” means a cash bonus award granted hereunder.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto. Reference to any specific Code Section shall include any successor Section, as well as any guidance thereunder.

(e)	“Committee” means the Compensation/Stock Option Committee of the Board.

(f)	“Company” means Valassis Communications, Inc., a Delaware corporation, and its subsidiaries.

(g)	“Executive” means the Chief Executive Officer of the Company and any other executive officer of the Company who has been designated by the Committee as likely to have the deductibility of his or her compensation limited by Section 162(m) of the Code.

(h)	“Participant” means an Executive designated by the Committee to participate in the Plan.

(i)	“Performance Period” means the period beginning on January 1st and ending on June 30th or the period beginning on July 1st and ending on December 31st, as applicable.

(j)	“Plan” has the meaning ascribed thereto in Section 1 above.

(k)	“Regulations” means the rules and regulations promulgated by the Internal Revenue Service under Section 162(m) of the Code.

(l)	“Share” means a share of common stock of the Company.

3.	Eligible Executives. Present and future Executives shall be eligible to participate in the Plan. The Committee from time to time shall select those Executives who shall be designated as Participants and shall designate in accordance with the terms of the Plan the amount of any Award to be made to each Participant.

4.	Awards.

(a)	Awards under this Plan shall be granted on a semi-annual basis, and each Award shall be based on the accomplishment of one or more performance goals over the applicable Performance Period.

(b)	Awards shall be expressed as a percentage of a Participant’s annual base salary.

(c)	The Committee shall establish the performance goals for each Performance Period no later than 45 days after the first day of the Performance Period, or, if sooner, within the first 25% of the Performance Period, provided, however, that the Committee must determine that, as of the date the performance goals are established, it is substantially uncertain whether such performance goals will be achieved.

5.	Performance Criteria. Subject to the terms of the Plan, the Committee shall make the grant or vesting of an Award to a Participant subject to performance criteria as set forth below. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Permissible performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

(a)	General Financial Objectives:

(i)	Increasing the Company’s net sales;

(ii)	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

(iii)	Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

(iv)	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity;

(v)	Maintaining or achieving a target level of appreciation in the price of the Shares;

(vi)	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

(vii)	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

(viii)	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

(ix)	Achieving specified reductions in costs; and

(x)	Achieving a target level of cash flow.

(b)	Operational Objectives:

(i)	Introducing one or more products into one or more new markets;

(ii)	Acquiring a prescribed number of new customers in a line of business;

(iii)	Achieving a prescribed level of productivity within a business unit;

(iv)	Completing specified projects within or below the applicable budget;

(v)	Completing acquisitions of other businesses or integrating acquired businesses; and

(vi)	Expanding into other markets.

(c)	And any other criteria established by the Committee (but only if such other criteria are approved by the Company’s stockholders).

6.	Limitations on Award Payments. The maximum Award that may be earned and paid under the Plan to any Participant with respect to any Performance Period shall be $1,500,000.

7.	Payment. Award payments shall be made in cash as soon as practicable after the Committee makes the certifications described in Section 10(d) herein, but in no event later than sixty (60) days after the end of the applicable Performance Period.

8.	Termination of Employment.

(a)	Except as otherwise expressly provided for in an employment agreement between the Company and a Participant, if the Company terminates the employment of a Participant other than for cause, death, or disability (as such terms are defined in the Participant’s employment agreement) or if the Participant terminates his or her employment for good reason (as such term is defined in the Participant’s employment agreement, but only if the Participant’s employment agreement allows for a good reason termination), then the Participant (or in the case of the Participant’s death, his designated beneficiary or estate, as provided under Section 9 herein) shall receive an Award payment for the Performance Period during which such termination occurs, multiplied by a fraction, the numerator of which shall be the number of days from the beginning of Performance Period to and including the date of termination and the denominator of which shall be 182. Such payment shall only be made if the Committee certifies that the applicable performance goals with respect to such Performance Period have been met and shall be paid on the payment schedule specified in Section 7 above.

(b)	Except as otherwise expressly provided for in an employment agreement between the Company and a Participant, if a Participant’s employment is terminated for any reason other than specified in Section 8(a) above, the Participant shall forfeit any Award for the Performance Period during which his or her termination occurs.

9.	Beneficiaries. A Participant may designate a beneficiary (or beneficiaries) to receive any payments remaining under this Plan in the event of his or her death. The Participant shall also have the right to revoke any such designation and to designate a new beneficiary (or beneficiaries) of his or her choosing. Any such designation or revocation shall only be effective if made in writing and received by the Company’s Corporate Secretary prior to the Participant’s death. If the Participant dies without having an effective beneficiary designation or if all named beneficiaries predecease the Participant, then any amounts remaining to be paid under the Plan shall be paid to the Participant’s estate.

10.	Administration.

(a)	The Plan shall be administered by the Committee when composed of two or more outside directors, as prescribed by Section 162(m) of the Code and the Regulations, none of whom shall be eligible to participate in the Plan. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

(b)	Subject to the express provisions of the Plan and the requirements of Section 162(m) of the Code and the Regulations, the Committee shall have complete authority and discretion to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. Determinations made by the Committee in good faith shall be binding and conclusive on all persons. Benefits under this Plan will be paid only if the Committee decides in its discretion that the claimant is entitled to them.

(c)	In addition to any other powers set forth in this Plan, the Committee has the following powers:

(i)	to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(ii)	subject to the terms of the Plan, to select the Executives who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the amount of such Award, the performance goals to be achieved to receive payment of the Award, the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 11 hereof, to amend or modify any of the terms of outstanding Awards;

(iii)	to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards; and

(iv)	generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable.

(d)	The Committee shall certify in writing that the performance goals and other material terms have been satisfied before payment of an Award is made. All Awards shall be paid solely on account of the attainment of one or more pre-established, objective performance goals, which goals shall be established in conformity with the timing requirements of Section 162(m) of the Code and the Regulations.

(e)	Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such performance goals or to increase the amount payable pursuant to an Award after the performance goals have been established; provided, however, the Committee may, in its sole discretion, reduce the amount that would otherwise be payable with respect to any Award.

(f)	The material terms of the Award shall be disclosed to and approved by the Company’s stockholders prior to payment in conformity with the requirements under Section 162(m) of the Code and the Regulations; it being understood that performance goals established under the Plan shall be disclosed to and reapproved by the Company’s stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved the performance goals (or such other time period as prescribed by Section 162(m) of the Code and the Regulations). The rights of a Participant to receive payment under the Plan shall be expressly conditioned on obtaining any such approval referred to in this subsection (f) to the extent required by Section 162(m) of the Code and the Regulations.

(g)	The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

(h)	The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer of the Company, other officer or employee of the Company or of one of its subsidiaries, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or one of its subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

11.	Amendment of the Plan. The Board may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations. No amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Board determines in its sole and absolute discretion that the amendment or revision is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard, or to avoid any adverse accounting treatment. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

12.	Termination of Plan. The Plan will terminate ten (10) years after the date it is approved by the Board; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto and provided, further, however that during the term of the Plan the performance goals under the Plan shall be reapproved by the Company’s stockholders as provided for in Section 10(f) above. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

13.	Effective Date. This Plan is effective as of the date of its approval by the stockholders of the Company. Awards may be made under this Plan prior to stockholder approval, but such Awards shall be conditioned on the approval of this Plan by stockholders of the Company.

14.	Withholding Taxes. The obligations of the Company to make Award payments under the Plan shall be subject to applicable Federal, state, and other taxes and withholding obligations.

15.	Non-Exclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only to specific individuals.

16.	Non-Alienation. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer (other than by will or the laws of descent and distribution), alienate, or otherwise encumber the Participant’s interest under the Plan.

17.	No Right to Employment. Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company, its subsidiaries, or an affiliate, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan. An individual’s status as an Executive shall not give him or her the right to participate in the Plan.

18.	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. With respect to any payments not yet made to a Participant or his or her beneficiary, as applicable, nothing contained in the Plan or any Award shall give any such Participant or such beneficiary, as applicable, any rights that are greater than those of a general creditor of the Company.

19.	Rules of Construction.

(a)	Governing Law and Venue. The construction and operation of this Plan are governed by the laws of the State of Michigan without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in Michigan.

(b)	Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

(c)	Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

(d)	Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

(e)	Conformity with Section 162(m) of the Code. Any awards issued to specified employees (as defined in Section 162(m) of the Code) with any of the performance criteria listed in Section 5 are intended to qualify as performance-based compensation under Section 162(m) of the Code to which the applicable remuneration limits of Section 162(m)(1) do not apply.

(f)	Conformity with Section 409A of the Code. The Plan is intended to be exempt from coverage from Section 409A of the Code and shall be interpreted and construed in a manner consistent with such intention. There shall be no acceleration or subsequent deferral of the time or schedule of any payment under the Plan except as permitted under Section 409A and the express terms of the Plan.

(g)	Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons of any gender.

(h)	Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

Exhibit D

Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan

1.	Purpose

The purpose of this 2008 Omnibus Incentive Compensation Plan (the “Plan”) is to assist Valassis Communications, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and Affiliates in attracting, retaining, and rewarding high-quality executives, employees, directors and other persons who provide services to the Company or its Subsidiaries or Affiliates, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2.	Definitions

For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)	“Affiliate” means any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company. For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest granted to a Participant under the Plan.

(c)	“Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d)	“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e)	“Board” means the Company’s Board of Directors.

(f)	“Change in Control” means Change in Control as defined with related terms in Section 9 of the Plan.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Committee” means the Compensation/Stock Option Committee of the Board or such other committee designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” as defined under Section 162(m) of the Code.

(i)

“Covered Employee” means an Eligible Person who is a (i) a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto or (ii) expected by the Committee to be the recipient of compensation (other than “qualified performance based compensation” as defined in Section

162(m) of the Code) in excess of $1,000,000 for the tax year of the Company with regard to which a deduction in respect of such individual’s Award would not be allowed.

(j)	“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k)	“Effective Date” means February 28, 2008.

(l)	“Eligible Person” means each Executive Officer and other officers and employees of the Company or of any Subsidiary or Affiliate, and other persons who provide services to the Company or any Subsidiary or Affiliate including members of the Board and independent contractors of, and consultants to, Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)	“Executive Officer” means an executive officer of the Company as defined in Rule 3b-7 of under the Exchange Act.

(o)	“Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the date on which the determination of fair market value is being made, or if no shares of Stock were traded on such date, then the last trading date prior thereto.

(p)	“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(q)	“Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock at a specified price during specified time periods.

(r)	“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(s)	“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)	“Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(u)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(v)	“Preexisting Plans” mean the Valassis Communications, Inc. 2002 Long-Term Incentive Plan, as amended, Valassis Communications, Inc. Broad-Based Incentive Plan, as amended, Valassis Communications, Inc. 2005 Executive Restricted Stock Plan, and Valassis Communications, Inc. 2005 Employee and Director Restricted Stock Award Plan.

(w)	“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

(x)	“Restricted Stock” means Stock, granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(y)	“Restricted Stock Unit” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified restricted period.

(z)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa)	“Stock” means the Company’s common stock.

(bb)	“Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(cc)	“Subsidiary” means, with respect to the Company, any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.	Administration.

(a)	Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, and in either such case references herein to the “Committee” shall be deemed to include or be references to the “Board,” as the case may be. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants, (ii) grant Awards, (iii) determine the type, number and other terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and (vi) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b)	Manner of Exercise of Committee Authority.

(i)	At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the earning of Section 162(m) of the Code and regulations thereunder, may be taken by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee, shall be the action of the Committee for purposes of the Plan.

(ii)	Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more Executive Officers the powers: (A) to designate Eligible Persons who are not Executive Officers or directors of the Company as eligible to receive awards under the Plan and (B) to determine the amount and type of Awards that may be granted to Eligible Persons who are not Executive Officers or directors of the Company. Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan. The Committee may appoint agents to assist it in administering the Plan. The Committee may revoke any delegation or allocation of authority at any time, in accordance with applicable law.

(c)	Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(d)

Compliance with Applicable Laws. The Committee shall administer, construe, interpret and exercise discretion under the Plan and each Award agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all applicable laws and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee, or, if an Award is subject to Section 409A of the Code, in a manner that complies with Section 409A.

4.	Stock Subject to Plan

(a)	Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i)7,000,000, plus (ii) the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which stockholders of the Company approve the adoption of the Plan, plus (iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with Section 4(c) hereof after the date on which stockholders of the Company approve the adoption of the Plan.

Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares of Stock, treasury shares or shares of Stock acquired by the Company.

(b)	Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c)	Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5.	Eligibility; Per-Person Award Limitations

Awards may be granted under the Plan only to Eligible Persons. In each fiscal year, during any part of which the Plan is in effect, an Eligible Person may not be granted Options and SARs with respect to more than 1,000,000 shares of Stock and Restricted Stock, Restricted Stock Units, Performance Awards or other Awards under the Plan with respect to more than 1,000,000 shares of Stock, in each case, subject to adjustment as provided in Section 10(c). In addition, the maximum cash amount that may be earned under the Plan as a cash annual Award in respect of any fiscal year by any one Participant shall be $3 million, and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $7 million. The foregoing limits shall be construed and applied consistently with Section 162(m) of the Code.

6.	Specific Terms of Awards

(a)

General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant or violation of restrictive covenants, such as non-competition and non-solicitation covenants. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b)	Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii)	Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock or a combination thereof and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten (10) years following the date of grant. To the extent that the Committee permits the use of a “cashless exercise” to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a “reload feature,” in which replacement stock options are issued to any Participant in exchange for stock held by that Participant upon exercise of an Option.

(iii)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Unless otherwise determined by the Committee, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.

(c)	Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of

(1)	the Fair Market Value of one share of Stock on the date of exercise over

(2)	the grant price of the SAR as determined by the Committee; provided that such grant price shall be not less than the Fair Market value of a share of stock on the date of grant of such SAR except as provided under Section 7(a) hereof.

(ii)	Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

(d)	Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent otherwise provided in any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(e)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified restricted period, subject to the following terms and conditions:

(i)	Award and Restrictions. Settlement of an Award of Restricted Stock Units shall occur upon expiration of the restricted period specified for such Restricted Stock Units by the Committee (or, if permitted by the Committee, at a later date selected by the Participant in accordance with rules and regulations established by the Committee). In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, which restrictions may lapse at the expiration of the restricted period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Restricted Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restricted period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time unvested or otherwise subject to restrictions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

(iii)	Dividend Equivalents. The Committee may grant Dividend Equivalents on the specified number of shares of Stock covered by an Award of Restricted Stock Units.

(f)	Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. Any Award of Dividend Equivalents shall be structured in a manner that complies with the requirements of Section 409A of the Code.

(h)	Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment and/or settlement contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the value of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock or a combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7.	Certain Provisions Applicable to Awards

(a)	Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company and the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate exercise price and the aggregate option spread as of the closing date of any such transaction. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 4(a) of the Plan.

(b)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten (10) years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c)	Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Award (other than an Option) or settlement of an Award (other than Restricted Stock) may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property.

(d)	Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e)	Non-Competition Agreement. Each Participant to whom an Award is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in direct competition with the Company or any of its subsidiaries for one year (or such other time period provided for in such agreement) after the termination of such Participants employment with the Company and its subsidiaries.

(f)	Limitation on Vesting of Certain Awards and Repricing.

(i)

Vesting Limitations. Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards, as described in Section 6(d), 6(e) and 6(h) of the Plan, respectively, generally will vest over a minimum period of three years or shall be subject to a performance-based vesting schedule, except in the event of a Participant’s death or disability, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding,

(1)	Restricted Stock, Restricted Stock Units, and Other-Stock-Based Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest over a minimum period of one year except in the event of a Participant’s death or disability, or in the event of a Change in Control, and

(2)	up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a three-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

(ii)	Repricing. Notwithstanding anything to the contrary contained in the Plan, the Committee will not, without prior approval of the Company’s stockholders, permit any Option or SAR under the Plan to be cancelled, substituted for, repriced or terminated and re-granted at an exercise price lower than its initial exercise price at the date of grant.

8.	Performance Awards

(a)	Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

(b)	Performance Goals.

(i)	Possible Performance Goals. The Committee may make the grant or vesting of an Award subject to performance criteria as set forth below. Performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measures and may include or exclude extraordinary charges, capital expenditures, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and strategic loan loss provisions. Permissible performance goals include any one of the following or combination thereof which may be applicable on a Company-wide basis and/or with respect to operating units, divisions, Subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures:

(1)	General Financial Goals:

•	Increasing the Company’s net sales;

•

Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; earnings per share; or adjusted cash earnings per share);

•

Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit;

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity;

•	Maintaining or achieving a target level of appreciation in the price of shares of Stock;

•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level;

•	Achieving or maintaining a Stock price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period;

•	Achieving a level of Stock price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period;

•	Achieving specified reductions in costs; and

•	Achieving a target level of cash flow.

(2)	Operational Goals:

•	Introducing one or more products into one or more new markets;

•	Acquiring a prescribed number of new customers in a line of business;

•	Achieving a prescribed level of productivity within a business unit;

•	Completing specified projects within or below the applicable budget;

•	Completing acquisitions of other businesses or integrating acquired businesses; and

•	Expanding into other markets.

(3)	And any other criteria established by the Committee (but only if such other criteria are approved by the Company’s stockholders).

(c)	Stockholder Approval of Performance Goals. The material terms of Performance Awards or other Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be disclosed to and approved by the Company’s stockholders prior to payment in conformity with the requirements under Section 162(m) of the Code; it being understood that performance goals set forth in Section 8(b) above shall be disclosed to and reapproved by the Company’s stockholders no later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved the performance goals (or such other time period as prescribed by Section 162(m) of the Code). The rights of a Participant to receive payment under any Performance Award or other Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be expressly conditioned on obtaining any such approval referred to in this subsection (c) to the extent required by Section 162(m) of the Code.

(d)	Documentation of Performance Objectives. With respect to any Award, the applicable performance goals shall be set forth in writing no later than ninety (90) days after commencement of the period to which the performance goal(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of such performance goals is substantially uncertain. Such writing shall also include the period for measuring achievement of the performance goals, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the performance goals(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions with respect to an Award that otherwise would be due upon the attainment of the performance goals(s).

(e)	Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more performance goals, the Committee shall certify in writing that the applicable performance goals(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 8(e), approved minutes of the Committee shall be adequate written certification.

(f)	Negative Discretion. Except as expressly provided for in an employment agreement between the Company and a Participant, the Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable performance goals are satisfied.

(g)

Status of Section 8(b) Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards under Sections 8(b) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d), (e) and (f), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9.	Change in Control

(a)	Effect of “Change in Control”. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in an individual Award agreement:

(i)	Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii)	The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iii)	With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

(b)	Definition of “Change in Control”. For this purpose, a Change in Control shall mean the first of the following to occur:

(i)	any Person (as defined below) is or becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, which merger or consolidation is consummated, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with newly acquired ownership acquired in such transaction by any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company to any Person of all or substantially all the Company’s assets, which liquidation, sale or disposition is consummated.

For purposes of this subsection 9(b), the term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (1) the Company or any of its Affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

Notwithstanding anything in the Plan to the contrary, to the extent necessary to comply with the requirements of Section 409A of the Code, no event shall constitute a “Change in Control” unless such event also constitutes a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, as defined under Section 409A of the Code and the regulations thereunder.

10.	General Provisions

(a)	Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)	Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i)	the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter,

(ii)	the number and kind of shares of Stock by which the number of shares of Stock available for Awards under Section 4 hereof and the annual per-person Award limitations are measured under Section 5 hereof,

(iii)	the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and

(iv)	the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs or Performance Awards granted under Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)	Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e)	Amendment and Termination.

(i)	The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(ii)	Unless earlier terminated, the Plan shall terminate upon the earlier to occur of (A) the tenth anniversary of Board approval of the Plan and (B) the date on which all shares of Stock available for issuance hereunder have been issued as fully vested shares of Stock.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as

(i)	giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Subsidiary,

(ii)	interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time,

(iii)	giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or

(iv)	conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for certain incentive awards and other compensation. With respect to any payments not yet made to a Participant or his or her beneficiary, as applicable, or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant or such beneficiary, as applicable, any rights that are greater than those of a general creditor of the Company.

(h)	Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Section 162(m) of the Code.

(i)	Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)	Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k)	Awards under Preexisting Plans. Upon approval of the Plan by stockholders of the Company as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

(l)	Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board on February 28, 2008, to be effective upon shareholder approval.

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED

Please fold and detach card at perforation before mailing.

VALASSIS COMMUNICATIONS, INC. PROXY

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of Directors named below or their substitutes as designated by the Board of Directors and FOR proposals 2, 3 and 4. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of Directors and FOR proposals 2, 3 and 4.

1. The election of the nominees listed below as directors:

(1) Joseph B. Anderson, Jr. (2) Patrick F. Brennan (3) Kenneth V. Darish (4) Dr. Walter H. Ku (5) Robert L. Recchia (6) Marcella A. Sampson (7) Alan F. Schultz (8) Wallace S. Snyder (9) Ambassador Faith Whittlesey

FOR all nominees listed above

(except as marked to the contrary above)

WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

2. Proposal to approve the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan.

FOR AGAINST ABSTAIN

3. Proposal to approve the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan.

FOR AGAINST ABSTAIN

4. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

FOR AGAINST ABSTAIN

(CONTINUED ON REVERSE SIDE)

c/o National City Bank

Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509

V O T E B Y T E L E P H O N E

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

V O T E B Y I N T E R N E T

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

V O T E B Y M A I L

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone:

1-888-693-8683

Vote by Internet Access the website and cast your vote: www.cesvote.com

Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below. Please fold and detach card at perforation before mailing.

VALASSIS COMMUNICATIONS, INC.

Common Stock

Solicited on behalf of the Board of Directors for Annual Meeting, April 24, 2008

The undersigned hereby appoints Alan F. Schultz and Robert L. Recchia, and each of them, as attorneys and proxies, with full power of substitution and revocation, to vote and act for and in the name, place and stead of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of stockholders of Valassis Communications, Inc. to be held at the Company’s headquarters, 19975 Victor Parkway, Livonia, Michigan 48152 on April 24, 2008, and at any adjournment or adjournments thereof, as follows and in accordance with their discretion upon any other matter properly presented.

Date: , 2008

Signature(s) of stockholder(s)

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY